As filed with the Securities and Exchange Commission on April 20, 2001
                           Registration No. 333-37904

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                  PRE-EFFECTIVE
                                 AMENDMENT NO. 3
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           GUITRON INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

           Delaware                           3931                  51-0397012
(State or Other Jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
Incorporation or Organization)    Classification Code Number)     Identification
                                                                     Number)

 38 Place Du Commerce, Suite 230, Nuns' Island, Montreal, Quebec, Canada H3E 1T8
                                 (514) 766-9778

(Address and telephone number of principal executive offices and principal place of business)

                            Richard Duffy, President
 38 Place Du Commerce, Suite 230, Nuns' Island, Montreal, Quebec, Canada H3E 1T8
                                 (514) 766-9778
            (Name, address and telephone number of agent for service)

             With copies to: Scott Rapfogel, Esq., Levine & Rapfogel
                     621 Clove Road, Staten Island, NY 10310
                                 (718) 981-8485

     Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

10,872,885

                         CALCULATION OF REGISTRATION FEE

==================================================================================================
                                                 Proposed         Proposed           Amount
                                  Amount         Maximum          Maximum            of
Title of Each Class of            to be          Offering Price   Aggregate          Registration
Securities To Be Registered       Registered     Per Security(1)  Offering Price(1)  Fee
--------------------------------------------------------------------------------------------------
Common Stock, $.001 par value     1,000,000      $1.00            $1,000,000         $      303
--------------------------------------------------------------------------------------------------
 Common Stock, $.001 par value    3,302,910(2)   $1.00            $3,302,910         $    1,001
--------------------------------------------------------------------------------------------------
TOTAL                             4,302,910      $1.00            $4,302,910         $    1,304
--------------------------------------------------------------------------------------------------
==================================================================================================

(1)  Estimated solely for purposes of calculating the registration fee.

(2)  Represents shares to be offered by Selling Stockholders.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

--------------------------------------------------------------------------------


                                      (ii)

                              CROSS REFERENCE SHEET

             Cross Reference Sheet Showing Location in Prospectus of Information Required by Items of the Form Pursuant to Rule 404(a)

Form SB-2 Item No. and Heading                  Prospectus Caption
------------------------------                  ------------------

1.  Front of Registration Statement
      and Outside Front Cover of
      Prospectus.....................   Facing Page of Registration Statement;
                                        Outside Front Cover Page of
                                        Prospectus

2.  Inside Front and Outside Back
      Cover Pages of Prospectus......   Inside Front Cover Page of
                                        Prospectus; Outside Back Cover
                                        Page of Prospectus

3.  Summary Information and
      Risk Factors ..................   Prospectus Summary; Risk Factors

4.  Use of Proceeds..................   Use of Proceeds

5.  Determination of Offering
      Price..........................   Outside Front Cover Page of
                                        Prospectus; Risk Factors;

6.  Dilution.........................   Dilution

7.  Selling Security Holders.........   Prospectus Summary; Plan of
                                        Distribution; Selling Stockholders

8.  Plan of Distribution.............   Outside Front Cover Page of
                                        Prospectus; Prospectus Summary;
                                        Plan of Distribution; Selling
                                        Stockholders

9.  Legal Proceedings................   Business

10. Directors, Executive Officers,
      Promoters and Control
      Persons........................   Management


                                      (iii)

11. Security Ownership of
      Certain Beneficial
      Owners and Management..........   Principal Stockholders

12. Description of Securities........   Description of Securities

13. Interest of Named Experts
      and Counsel....................   Experts; Legal Matters

14. Disclosure of Commission Position
      on Indemnification for
      Securities Act Liabilities.....   Disclosure of Commission Position
                                        on Indemnification for Securities Act
                                        Liabilities

15. Organization with Last
      Five Years.....................   Business; Certain Transactions

16. Description of Business..........   Business; Risk Factors

17. Management's Discussion and
      Analysis or Plan of Operation..   Plan of Operation

18. Description of Property..........   Business

19. Certain Relationships and
      Related Transactions ..........   Certain Transactions

20. Market for Common Equity and
      Related Stockholder Matters....   Outside Front Cover Page of
                                        Prospectus; Prospectus Summary;
                                        Risk Factors; Market for Common
                                        Equity and Related Stockholder
                                        Matters; Description of Securities;
                                         Plan of Distribution

21. Executive Compensation...........   Executive Compensation; Certain
                                        Transactions;

22. Financial Statements.............   Financial Statements

23. Changes in and Disagreements
      with Accountants on Accounting
      and Financial Disclosure ......   Not Applicable


                                      (iv)

PROSPECTUS

                        4,302,910 Shares of Common Stock
                           Guitron International Inc.

                                                 Per
Shares Offered by Guitron International Inc.    Share        Total
                                                -----        -----
Public Offering                                                              We are a development stage company which has
  Price                                                                      developed a unique, guitar like musical
  Min. Offering                                 $1.00       $  250,000       instrument known as the Guitron. This is our
  Max. Offering                                 $1.00       $1,000,000       initial public offering. We are offering a
                                                                             minimum of 250,000 shares and a maximum of
Proceeds to Guitron International Inc.                                       1,000,000 shares at an offering price of $1.00
  Min. Offering                                 $1.00       $  250,000       per share. The figures indicating total
  Max. Offering                                 $1.00       $1,000,000       offering proceeds do not reflect the deduction
                                                                             of offering expenses estimated to be an
                                                                             aggregate of $40,000. Offering expenses
                                                                             include, but are not limited to, filing fees,
                                                                             printing expenses, legal and accounting fees
                                                                             and miscellaneous expenses. These shares are
                                                                             being offered by our officers in a self
                                                                             underwriting commencing on the date of this
                                                                             prospectus. To invest in this offering, you
                                                                             must purchase a minimum of 500 shares. If we
                                                                             do not sell 250,000 or more shares within the
                                                                             30 day offering period, which may be extended
                                                                             by us up to an additional 15 days, your
                                                                             investment will be promptly returned to you
                                                                             without interest and without any deduction.
                                                                             Until we receive at least the minimum offering
                                                                             proceeds, all funds will be held in a
                                                                             non-interest bearing escrow account. No public
                                                                             market presently exists for our common stock.
                                                                             We intend to list our shares on the OTC
                                                                             Bulletin Board under the symbol "GUIT".

                                                 Per
Shares Offered by Guitron International Inc.    Share         Total
                                                -----         -----
Offering Price                                  $1.00       $3,302,910       Our shareholders are offering an additional
                                                                             3,302,910 shares. These shares will be offered
Proceeds to Guitron International Inc.          $  0        $     0          for sale by our shareholders, from time to
                                                                             time, at prevailing market prices or in
                                                                             negotiated transactions. We will not receive
                                                                             any proceeds from any sales made by our
                                                                             shareholders. The figures indicating the per
                                                                             share and total offering price are estimated
                                                                             based upon the per share offering price to the
                                                                             public.

 Investing in our common stock involves risks. See "Risk Factors" beginning on page 11.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          CONTINENTAL STOCK TRANSFER AND TRUST COMPANY - ESCROW AGENT

                  The date of this Prospectus is April 20, 2001

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary ........................................................    3
Selected Financial Information ............................................    8
Where You Can Get More Information ........................................   10
Forward Looking Statements ................................................   10
Risk Factors ..............................................................   11
 Risks Related to Our Business ............................................   11
 Risks Related to Our Financial Condition .................................   14
 Risks Related to This Offering ...........................................   16
Pro Forma Financial Information ...........................................   22
Use of Proceeds ...........................................................   22
Market for Our Common Stock and Related Stockholder Matters ...............   23
Dilution ..................................................................   23
Capitalization ............................................................   25
Dividend Policy ...........................................................   25
Plan of Operation .........................................................   26
Business ..................................................................   28
Management ................................................................   41
Executive Compensation ....................................................   45
Certain Transactions ......................................................   47
Principal Stockholders ....................................................   50
Selling Stockholders ......................................................   51
Description of Securities .................................................   54
Plan of Distribution ......................................................   57
Shares Eligible for Future Sale ...........................................   60
Disclosure of Commission Portion on Indemnification for Securities
  Act Liabilities .........................................................   61
Legal Matters .............................................................   61
Experts ...................................................................   61
Additional Information ....................................................   61
Financial Statements ......................................................   63

                               PROSPECTUS SUMMARY

      This summary highlights important information about our business and about this offering. Since its a summary, it doesn't contain all the information you should consider before investing in our common stock. In this prospectus, unless the context requires otherwise, "we" and "us" refer to Guitron International Inc. If not otherwise indicated, all information in this prospectus assumes our acquisition of The Guitron Corporation, a Canadian corporation, has already taken place, although this acquisition will not be effected until the sale of the minimum offering amount has been achieved. See "Business -Acquisition of The Guitron Corporation"

Our Business

      We have had no operating revenues and have financed all of our operations from loans, Canadian government grants, research and development tax credits, and sales of our capital stock to affiliated parties and private investors. More detailed information respecting these sources of financing can be found in the "Business" and "Certain Transactions" sections of this prospectus. Funds received from these sources enabled us to complete initial development of the first production models of the Guitron in March 2000. Since that time, we have engaged in additional research and development for the purpose of further refining the instrument and simplifying the manufacturing process.

      As at January 31, 2001, since our inception we had expended approximately $1,034,153 on research and development of the Guitron and had incurred losses of approximately $2,113,394. These losses can be expected to continue until we achieve commercial acceptance of the Guitron and effectively manage all aspects of our anticipated growth. No assurance can be given that we will be successful in these endeavors. We have limited liquidity and capital resources and are dependent upon the proceeds of this offering to increase product inventory levels and marketing capabilities. The report of our independent accountants included within our audited financial statements contains a qualification respecting our ability to continue as a growing concern. More detailed information respecting our operating results can be found in our "Plan of Operation". Before and after this offering, our management will own a majority of our outstanding shares. Consequently, our management will have the power to approve corporate transactions and control the election of all of our directors and other issues for which the approval of our shareholders is required. See Risk Factors "Management Will Continue To Control Us After The Public Offering And Their Interests May Be Different From And Conflict With Yours".

      We are a development stage company formed for the sole purpose of acquiring The Guitron Corporation, a Canadian corporation formed on August 20, 1997. Our principal executive offices are located at 38 Place Du Commerce, Suite 230, Nun's Island, Montreal, Quebec, Canada H3E 1T8. Our telephone number at that address is (514) 766-9778. Since our inception, we have conducted no business other than that related to our formation and initial organization. Our acquisition of The Guitron Corporation will take place upon the completion of the sale of the minimum offering amount within the offering period and prior to the release from escrow of the proceeds from that sale. The Guitron Corporation presently has, and at the time of the acquisition of The Guitron Corporation will have, 2,238,026 shares and 435,000 stock options issued and outstanding. In accordance with the acquisition:

     o Each of the 2,238,026 outstanding shares of The Guitron Corporation will be exchanged for 3.25 common shares of our Company; This will result in the issuance of a total of 7,273,585 shares of our common stock.

     o The exercise rights under all stock options of The Guitron Corporation will be changed to provide that, for each share of The Guitron Corporation purchasable under the option, the option holder will be able to purchase 3.25 common shares of our Company. This will result in there being a total of 1,413,750 of our common shares subject to future issuance pursuant to the exercise of presently outstanding stock options of The Guitron Corporation. More detailed information respecting this acquisition can be found in the "Business" section of this prospectus under the heading "Acquisition of The Guitron Corporation"

      In the event we don't sell at least 250,000 shares within the offering period, including any extensions thereof, the acquisition of The Guitron Corporation will not be consummated, this offering will be cancelled and all subscription proceeds will be promptly returned to you from escrow without interest or deduction. It is assumed herein and throughout this prospectus however, that we will sell at least 250,000 shares within the offering period. This being the case, it is further assumed throughout this prospectus, when context requires, that the acquisition has already taken place and that our existence dates back to August 20, 1997, the date of incorporation of The Guitron Corporation.

      We were formed to develop, manufacture and sell a unique musical instrument known as the Guitron. The Guitron represents a new development respecting one of the world's oldest and most popular musical instruments, the guitar. Guitrons are easy play instruments which look and sound like traditional guitars but are different in that they rely on our patent pending technological features for their playing and their sound. This technology preserves the pleasurable function of strumming the instrument but removes many of the complexities of learning to play the guitar that are related to learning the complicated fingerboard positions necessary to produce a chord. Consequently, the instrument learning process is dramatically simplified when compared to the traditional guitar. Most of our activities to date have been devoted to organizational activities, raising capital, conducting product research and development, filing patent and trademark applications respecting the Guitron, developing relationships with parts suppliers, developing a marketing plan, and entering into contractual relationships with sales and marketing organizations.

Growth Strategy

      Our business objective is to be a leading, branded manufacturer of high quality musical instruments including, but not limited to, the Guitron. At the present time, however, we have no musical products under development other than the Guitron. The key elements of our strategy to accomplish our objectives include the following:

      o     Create  a  Reputation  as a  Manufacturer  of High  Quality  Musical
            Instruments.

      o Establish Strong Brand Name Recognition. We intend to establish brand name recognition through aggressive public relations and mass market advertising.

      o Establish a Broad Customer Base. Through aggressive mass marketing advertising, and product quality and reliability, we intend to raise consumer awareness of the Guitron and other products we may develop in the future.

      o     Offer New Products and Services

      o Develop and Maintain Strategic Relationships with Hardware and Software Contractors and Parts Suppliers

      o     Maintain and Improve Technological Focus and Expertise.

The Offering

 Common Stock Offered By The Company .......  We are  offering  up to  1,000,000 shares  of our  common  stock at a
                                              price of $1.00 per share. In order
                                              to complete  the  offering we must
                                              sell a minimum of  250,000  shares
                                              within the offering period.

 Proposed Symbol and Trading Market ........  "GUIT" on the OTC Bulletin Board

 Escrow Agent ..............................  Continental   Stock  Transfer  and
                                              Trust  Company is acting as escrow
                                              agent for the purpose of receiving
                                              and  disbursing to us the proceeds
                                              from this offering

 Offering Period and Terms of
   Subscription, Sale and Escrow ...........  All subscription  payments,  which are irrevocable, will be deposited
                                              in a non- interest bearing account
                                              by the escrow agent. This offering
                                              will  close on or  before  30 days
                                              from the  date of this  prospectus
                                              (which  period may be extended for
                                              up to an additional 15 days at our
                                              discretion).   Unless   at   least
                                              250,000 shares are sold within the
                                              offering  period,   this  offering
                                              will be withdrawn and the proceeds
                                              will be  returned  to you  without
                                              interest or deduction.  If 250,000
                                              shares   are   sold   within   the
                                              offering  period,   the  remaining
                                              750,000 shares will be offered for
                                              sale  until  the  offering  period
                                              ends or an  earlier  time  that we
                                              deem appropriate. The escrow agent
                                              will  not  release  the   escrowed
                                              funds to us unless, before the end
                                              of the  offering  period,  we have
                                              received   subscriptions   for  at
                                              least    250,000    shares;    and
                                              thereafter (a) the  acquisition of
                                              The Guitron  Corporation  has been
                                              approved,  adopted and  completed,
                                              and (b) all  other  conditions  to
                                              the  acquisition  of  The  Guitron
                                              Corporation have been satisfied.

 Subscription Procedures ...................  To purchase  our common  stock you
                                              should  make  your  money   order,
                                              certified, bank or cashier's check
                                              payable  to   "Continental   Stock
                                              Transfer & Trust  Company - Escrow
                                              Agent  for  Guitron  International
                                              Inc."  You must  also  provide  us
                                              with  a   completed   subscription
                                              agreement.

 Risk Factors ..............................  The shares  offered hereby involve a high degree of risk.  You should
                                              carefully    review   the   entire
                                              prospectus and  particularly,  the
                                              section  entitled  "Risk  Factors"
                                              beginning on page 11.

 Common Stock Offered By
   Selling Stockholders ....................  3,302,910  shares of common  stock
                                              including      276,250      shares
                                              underlying    outstanding    stock
                                              options.

 Common Stock to be Outstanding After this
  Offering .................................  10,122,885 shares (minimum)(1)

                                              10,872,885 shares (maximum)(1)

 Use of Proceeds ...........................  We intend to use the net  proceeds from this  offering  for sales and
                                              marketing  expenses,  to  purchase
                                              product inventory, and for general
                                              corporate  purposes.  See  "Use of
                                              Proceeds."

----------
(1) Does not take into account the exercise of any outstanding stock options of The Guitron Corporation subsequent to the date of this prospectus.

                         SELECTED FINANCIAL INFORMATION

      The following table sets forth selected financial information regarding the Company and its predecessor, Guitron Canada, for the years ended July 31, 2000 and July 31, 1999, for the six month period ended January 31, 2001, and for the period from inception (August 20, 1997), to January 31, 2001. All of this information, other that the information respecting the six month period ended January 31, 2001, was derived from our audited financial statements appearing elsewhere in this prospectus. The financial information for the six months ended January 31, 2001, was derived from our reviewed financial statements appearing elsewhere in this prospectus. In the opinion of management, the financial information for the six months ended January 31, 2001, contains all adjustments, consisting only of normal recurring accruals necessary for the fair presentation of the results of operations and financial position for such period. You should read this selected financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this prospectus. See "Pro Forma Financial Information". Please don't assume that the results below indicate results we'll achieve in the future.

      Effective upon the sale of at least 250,000 shares within the offering period and certain other conditions, The Guitron Corporation will be acquired by us. The principal reason for the structure of this acquisition is to take advantage of the laws of the State of Delaware. Unless otherwise indicated, all information included in this prospectus has been adjusted, in advance, to reflect the post acquisition capitalization of our Company. See "Business - Acquisition of The Guitron Corporation".

Income Statement Data:

                                                           Cumulative Period From
                                                           August 20, 1997           Six Months
                       Year Ended        Year Ended        (date of inception)       Ended
                       July 31, 1999     July 31, 2000     to January 31, 2001       January 31, 2001
                       -------------     -------------     -----------------------   ----------------
Revenues                         0                 0                 0                         0

Net Income (Loss)      $  (321,095)      $(1,268,403)      $(2,113,394)              $  (203,901)

Net Income (Loss)

Per Share              $      (.07)      $      (.16)      $      (.34)              $      (.02)

Weighted Average
Number of Shares

Outstanding              4,863,970         8,088,365         6,265,882                 9,818,677

Balance Sheet Data:

                                                                       Jan. 31, 2001        Jan. 31, 2001
                   July 31, 1999    July 31, 2000    January 31, 2001  As Adjusted (Min.)   As Adjusted (Max.)
                   -------------    -------------    ----------------  ------------------   ------------------
Current
Assets             $   86,002       $  156,888       $  182,382        $  392,382           $1,142,382

Total
Assets             $  100,658       $  185,714       $  206,361        $  416,361           $1,166,361

Current
Liabilities        $  174,711       $  227,867       $  312,449        $  312,449           $  312,449

Total
Liabilities        $  357,955       $  703,461       $  876,543        $  876,543           $  876,543

Stockholders'
Equity
(Deficit)          $ (257,297)      $ (517,747)      $ (670,182)       $ (460,182)          $  289,818

                       WHERE YOU CAN GET MORE INFORMATION

      At your request, we will provide you, without charge, with a copy of any information incorporated by reference in this prospectus. If you want more information, write or call us at:

                           Guitron International Inc.
                         38 Place du Commerce, Suite 230
                         Nuns' Island, Montreal, Quebec
                                 Canada H3E IT8
                            Telephone: (514) 766-9778
                               Fax: (514) 766-6614

      Our fiscal year ends on July 31. We intend to furnish our shareholders annual reports containing audited financial statements and other appropriate reports. In addition, we intend to become a reporting company and file annual, quarterly, and current reports, or other information with the SEC as required by the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

                           FORWARD LOOKING STATEMENTS

      This prospectus contains statements which represent our expectations or beliefs for the future. Forward looking statements include statements about the future of the music products industry, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus forward looking statements are generally identified by the words "believe", "expect", "anticipate", "estimate", "project", "intend", and similar expressions. These statements by their nature involve substantial risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those expressed in, contemplated by or underlying any forward-looking statements. Statements in this prospectus, including without limitation those contained in the sections entitled "Risk Factors", "Plan of Operation", "Business", and in the Notes to our Financial Statements, describe factors, among others, that could contribute to or cause such differences.

                                  RISK FACTORS

      The securities offered by this prospectus are speculative and involve a high degree of risk. Accordingly, you should carefully consider the following factors before making a decision to invest.

Risks Related To Our Business

We Have No Operating History       We have no  operating  history for you to use
For You To Use To Evaluate Our     to evaluate  our  business.  We have  devoted
Business.                          almost all of our efforts to  developing  the
                                   Guitron  and very  little time and expense to
                                   marketing  and  sales.   Marketing   activity
                                   commenced  in March  2001  and we  anticipate
                                   making  sales in or about May 2001,  although
                                   no  assurance  can be given  that  this  will
                                   prove to be the  case.  Since we have not yet
                                   made any sales,  our products have no history
                                   of customer  acceptance and use. We are at an
                                   early  stage  in  our  development  and it is
                                   possible  that our  products  may not sell in
                                   the   volumes  or  at  the  prices   that  we
                                   anticipate. If that occurs, we would receive less than the projected income from sales of our products and our profitability would suffer.

We Need To Initiate Or Expand      We will  have to  commence  or  significantly
Our Manufacturing, Marketing       expand our manufacturing, marketing and sales
And Sales Operations. These        operations in order to successfully implement
Activities Will Strain Our         our business strategy.  This will involve the
Resources, and Failure to          establishment of manufacturing  and marketing
Effectively Manage The             infrastructures   and  the   development   of
Implementation and Growth of       efficient  delivery systems.  Because we have
Our Business Could Disrupt Our only recently completed the development of Operations And Prevent Us From the Guitron and have yet to make any Guitron
Generating The Revenues We         sales, these  infrastructures and systems are
Expect.                            not yet fully in place.  If we are successful
                                   in commencing commercial  operations,  we may
                                   then experience rapid growth, requiring us to
                                   manage  multiple  relationships  with various
                                   wholesalers  and  retailers of our  products,
                                   vendors of supplies  and raw  materials,  and
                                   other third parties.  The  implementation  of
                                   operations  and the  subsequent  expansion of
                                   such  operations  which  may  follow  can  be
                                   expected    to   strain    our    management,
                                   operational,   financial,  and  technological
                                   resources. If we fail to manage our growth in
                                   a manner that minimizes  these strains on our
                                   resources it could disrupt our operations and
                                   ultimately  prevent  us from  generating  the
                                   revenues    we   expect.    The    successful
                                   implementation  and  growth  of our  business
                                   will also  depend on our  ability  to attract
                                   and   retain    qualified    employees    and
                                   consultants, particularly
                                   marketing and sales personnel. If we fail to manage our growth successfully, our business will suffer.

The Guitron Is Our Only            We have yet to make any sales of the Guitron,
Product. If It Does Not            which  is  our  only  product.   We  have  no
Achieve Broad Market               potential  sources of revenues  from anything
Acceptance, Our Anticipated        other than  anticipated  sales of the Guitron
Future Revenue Growth And          and certain proposed accessory  products.  We
Profitability Will Suffer.         have not conducted any formal market  studies
                                   regarding the probable  market  acceptance of
                                   the  Guitron and we  therefore  have no basis
                                   for predicting the potential  demand for this
                                   new  musical  instrument.   Accordingly,   we
                                   cannot  give any  assurance  that  sufficient
                                   market penetration can be achieved so that we
                                   can operate profitably. If the Guitron is not
                                   accepted,  or if its acceptance develops more
                                   slowly than  expected,  our business  will be
                                   materially   and  adversely   affected.   See
                                   "Business - Sales and Marketing".

We Have Not Yet Obtained All       The  success of our  proposed  business  will
Of The Patents For Which We        depend in part upon our  ability  to  protect
Have Applied. Therefore We May     our proprietary Guitron  technology.  We have
Not Be Able To Protect Our         filed  patent   applications   seeking  U.S.,
Technology.                        Canadian and international patent protection.
                                   (see "Business - Patents and Trademarks"). On
                                   February 20, 2001, a US patent was granted to
                                   us for our patent titled "electronic stringed
                                   musical  instrument" (Patent No.:US 6,191,350
                                   B1).  While we expect that our other  patents
                                   will be  granted,  we are  unable to give any
                                   assurance that this will in fact be the case.
                                   Nor can we predict how long the patent review
                                   process will take.  Even if our other patents
                                   are granted,  there can be no assurance  that
                                   they will provide meaningful  protection over
                                   competing  products  or that we will have the
                                   resources  to defend them by bringing  patent
                                   infringement  or  other  proprietary   rights
                                   actions.

If We Are Unable To Compete        Our ability to generate  revenues and operate
Effectively With Traditional       profitably  will be  directly  related to our
Acoustic And Electric Guitars,     ability   to   compete    effectively    with
We Will Not Be Able To             traditional  acoustic and  electric  guitars.
Generate Revenues Or Profits.      Although  we  believe  that the  Guitron is a
                                   unique  musical   instrument   with  distinct
                                   advantages  over  conventional   acoustic  or
                                   electric  guitars,  we will face  competition
                                   from   traditional   guitar    manufacturers,
                                   virtually all of whom are larger than we are,
                                   and  have   substantially   more  assets  and
                                   resources  than we have.  Our future  success
                                   will depend,  to a significant  extent,  on a
                                   number of  factors,  including  the  public's
                                   acceptance  of
                                   the Guitron  and our ability to  successfully
                                   develop and exploit such  acceptance.  We can
                                   give  no  assurance  that  we will be able to
                                   overcome  the  competitive  disadvantages  we
                                   face as a small company with limited  capital
                                   and   without  a  history   of   successfully
                                   developing and marketing musical instruments,
                                   technology,    devices   or   products.   See
                                   "Business--Competition."

Since We Will Manufacture Our      We intend to produce and market our  products
Products In Canada And Sell        in  Canada.  This  will  make us  subject  to
Them In The United States And      various risks  associated with  international
Canada, Our Business Will Be       operations. These include changes in currency
Affected By Currency Exchange      exchange   rates,   which  will   affect  any
Rates And Other Factors.           payments to or by us which are made or valued
                                   in  Canadian  dollars.  If and  when we begin
                                   selling our Canadian-manufacturered  products
                                   in the United States, we may also be affected
                                   by  changes  in  tariff  rates  and  possible
                                   instability  of  the  political   climate  or
                                   economic  environment  outside  of the United
                                   States.  This could have an adverse effect on
                                   our  revenues or asset values in terms of the
                                   U.S.  dollar.  To  a  lesser  extent  social,
                                   political  and economic  conditions in Canada
                                   or the United  States could cause  changes in
                                   U.S.   or  Canadian   laws  and   regulations
                                   relating to foreign investment and trade. See
                                   "Business".

We Have Entered, And In The        Since  our  inception,  we  have  on  several
Future We May Continue To          occasions  entered into transactions with our
Enter, Into Transactions With      officers,  directors,  principal shareholders
Related Parties; All Such          and other affiliated  parties including those
Transactions May Involve           transactions   discussed   in  the   "Certain
Inherent Conflicts Of Interest     Transactions"  section  of  this  prospectus.
                                   While  all  such   transactions  may  involve
                                   inherent conflicts of interest, we believe that in every case, they were made on terms as fair as those obtainable from independent third parties. However, no assurance can be given that this was, in fact, the case. We have adopted a policy which, among other things, requires all material transactions with affiliated parties to be approved by a majority of the directors who do not have an interest in the transaction.

Our Future Success Is              Our performance and future operating  results
Dependent On The Performance       are substantially  dependent on the continued
And Continued                      service and performance of Richard Duffy, our
                                   president and chief executive officer. To the extent that

Service Of Our President,          Mr. Duffy's services become unavailable,  our
Other Officers And Other Key       business  or   prospects   may  be  adversely
Employees And Our Ability To       affected.   Mr.   Duffy  has  a  fixed   term
Attract And Retain Skilled         employment agreement with us. His contract is
Personnel.                         scheduled  to expire  on  December  5,  2002.
                                   Should  we be  required  to do so,  we do not
                                   know  whether  we would be able to  employ an
                                   equally   qualified  person  to  replace  Mr.
                                   Duffy. We do not currently maintain "key man"
                                   insurance for any of our  executive  officers
                                   or other key  employees  and do not intend to
                                   obtain this type of insurance  following  the
                                   completion  of  this  offering.   If  we  are
                                   successful in implementing and developing our
                                   business,    we   will   require   additional
                                   managerial    and    technical     personnel.
                                   Competition for highly-qualified personnel is
                                   intense,  and we  cannot  assure  that we can
                                   retain our key  employees  or that we will be
                                   able to  attract  or retain  highly-qualified
                                   technical  and  managerial  personnel  in the
                                   future.  The loss of the  services  of any of
                                   our senior  management or other key employees
                                   and our  inability  to attract and retain the
                                   necessary technical and managerial  personnel
                                   could have a material  adverse  effect on our
                                   financial  condition,  operating results, and
                                   cash   flows.   See    "Management-Employment
                                   Agreements".

Risks Related To Our
Financial Condition

We May Need Additional             The offering under this  Prospectus can close
Financing Which May Not Be         on the sale of the minimum of 250,000 shares,
Available And, If Available,       which would yield  approximately  $210,000 in
Might Only Be Available On         net proceeds.  If we close on the sale of the
Unfavorable Terms                  maximum of 1,000,000  shares, we will receive
                                   approximately $960,000 in net proceeds. While
                                   we believe  that the  receipt of the  maximum
                                   amount of proceeds  should be sufficient  for
                                   the    next    twelve    months,    presently
                                   unanticipated  occurrences  and  expenses may
                                   make it necessary for us to continue to raise
                                   funds   through   further   equity   or  debt
                                   financings  until such time,  if ever,  as we
                                   are able to  operate  profitably.  Should  we
                                   close the  offering  prior to  receiving  the
                                   maximum   proceeds  there  is  a  substantial
                                   likelihood  that we will  require  additional
                                   funding during the next twelve months. In the
                                   event  that  we do  require  such  additional
                                   outside  funding,  there is no assurance that
                                   we  will  be  able  to  obtain  it  on  terms
                                   beneficial  to us,  if at  all.  Should  that
                                   occur,  we might be prevented from commencing
                                   commercial  operations  or, if we have  begun
                                   commercial  operations,   we  might  have  to
                                   curtail   or  cease   them.   See   "Plan  of
                                   Operation".

We Expect A Substantial            Because of our early stage of development, we
Increase In Expenses And May       expect to continue to incur operating  losses
Not Achieve Significant            and to have a negative  cash flow  unless and
Profitability, Which May Cause     until  we are  able to  generate  substantial
Our Stock Price To Fall.           revenues and reach  profitability.  We expect
                                   that during the next twelve months, as we try
                                   to launch the Guitron  and related  products,
                                   our operating  expenses  will be  increasing,
                                   especially   in  the   areas  of  sales   and
                                   marketing and brand promotion. We anticipate that we will have to incur substantial costs and expenses related to:

                                   o hiring personnel, additional executive and administrative personnel, and additional product development personnel;

                                   o  continued  development  of the Guitron and
                                      the  development  of  proposed   accessory
                                      products; and

                                   o advertising, marketing, and promotional activities.

                                   The extent of our losses in the future will depend on our ability to commence commercial operations and generate revenues on a profitable basis. To do so, we will have to develop and implement successful manufacturing and sales and marketing
                                   programs   for  the   Guitron.   Although  we
                                   commenced marketing activities during March 2001, no assurance can be given that we will be able to achieve this objective or that, if this objective is achieved, that we will ever be profitable. Our ability to achieve profitability and to sustain it will depend on our ability to generate and sustain substantial revenues while maintaining reasonable expense levels. Although we intend to increase our spending on the activities listed above, these efforts may not result in the generation of sufficient revenues.

We Have A Negative Net Worth,      We were  organized  in  August  1997 and have
Have Incurred Losses From          never generated any revenues from operations.
Inception, And Expect to           Instead  we have been  dependent  on debt and
Continue To Incur Losses In        equity  funding from lenders and investors to
The Future. This Could Drive       allow us to conduct developmental operations.
The Price Of Our Stock Down.       We  have  therefore   incurred   losses  from
                                   inception. As of January 31, 2001, we had an accumulated deficit of $(2,103,459) and we anticipate that we will continue to incur net losses for the foreseeable future unless and until we are able to establish profitable business operations. As at January 31, 2001, we had total current assets of $182,382 and total current liabilities of $312,449 or a negative working capital of approximately
                                   $130,067. If we fail to establish profitable operations and continue to incur losses, the price of our common stock could be expected to fall.

We Received An Opinion From        Our audited financial statements for the year
Our Accountants As Of November     ended July 31,  2000,  which are  included in
21, 2000 Which Raises Doubt        this  prospectus,  indicate  that  there  was
About Our Ability to Continue      substantial  doubt as of  November  21,  2000
After Such Date as a Going         about  our  ability  to  continue  as a going
Concern.                           concern due to our need to generate cash from
                                   operations and obtain  additional  financing.
                                   In  addition  to the  very  real  risk to our
                                   ability to  successfully  launch our business
                                   operations,  which our accountants  have thus
                                   expressed,   this  type  of  "going  concern"
                                   qualification in our accountant's report can have a negative effect on the price of our stock. If we fail to manage our business in a manner that minimizes these strains on our resources it could disrupt our operations and ultimately prevent us from generating the revenues we expect.

Risks Related To This Offering

Our Management Will Have           A substantial portion of the proceeds of this
Substantial Discretion Over        offering  will  be  applied  to  our  working
The Use of Proceeds 0f This        capital.  Moreover,  management may apply the
0ffering and May Not Apply         proceeds of this offering for purposes  other
Them Effectively                   than those  specified in "Use of Proceeds" in
                                   order to accommodate changing  circumstances.
                                   Therefore,  our  management  will have  great
                                   flexibility  in applying  the net proceeds of
                                   this  offering  and may apply the proceeds in
                                   ways with which you do not agree. The failure
                                   of  our   management  to  apply  these  funds
                                   effectively   could   materially   harm   our
                                   business. See "Use of Proceeds".

We Have Arbitrarily Determined     We have  arbitrarily  set the public offering
The Public Offering Price Of       price of the  common  stock  being sold under
The Shares. Such Price May Not     this prospectus.  The price does not bear any
Accurately Reflect the             relationship  to  our  assets,   book  value,
                                   earnings or net worth and it is not an indication of actual value. Investors should be aware of the risk of judging the real or potential market value of

Present Value of These Shares.     the  common  stock  by   comparison  to  this
The Future Market Price Of The     initial   public    offering    price.    See
Shares May Be Lower Than The       "Description of Securities".
Public Offering Price.

There Has Been No Prior Public     There  has  been  no  public  market  for our
Market For Our Common Stock.       common  stock  and our  common  stock  is not
Unless Such Market Develops,       presently   listed   for   trading   on   any
You May Not Be Able To Sell        recognized  exchange  or  market.   While  we
Your Shares And Even If Such       expect that, following the completion of this
Market Should Develop, Our         offering,  our common stock will be traded in
Stock Price May Decline After      the  over-the-  counter  market and quoted on
This Offering.                     the OTC  Bulletin  Board,  an active  trading
                                   market may not develop or be maintained. Even
                                   if  a  market  for  our  common   stock  does
                                   develop, the market price of the common stock
                                   following   this   offering   may  be  highly
                                   volatile.  Failure to develop or  maintain an
                                   active  and  reliable  trading  market  could
                                   negatively affect the price of our shares and
                                   even make it impossible  for you to sell your
                                   shares   or   recover   any   part   of  your
                                   investment.

We Are Not, And May Never Be,      We are not  presently,  and it is likely that
Eligible For NASDAQ Or Any         for the  foreseeable  future  we will not be,
National Stock Exchange.           eligible  for  inclusion  in  NASDAQ  or  for
                                   listing on any United States  national  stock
                                   exchange.  To be  eligible  to be included in
                                   NASDAQ,  a company  is  required  to have not
                                   less than $4,000,000 in net tangible  assets,
                                   a public  float  with a  market  value of not
                                   less than  $5,000,000,  and a minimum  bid of
                                   price  of $4.00  per  share.  At the  present
                                   time,  we are unable to state when,  if ever,
                                   we   will   meet   the   Nasdaq   application
                                   standards. Unless we are able to increase our net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, we will never be able to meet the eligibility requirements of NASDAQ.

Immediately After This             Any  investment  in  this  offering  will  be
Offering, the Book Value Of        substantially   diluted  because  the  public
Every Share Sold Will Be           offering  price of our shares is higher  than
Substantially Less Than the        the  prices  paid by our  founders  and prior
$1.00 Offering Price. This         investors  and exceeds the per share value of
Will Substantially Dilute the      our   net   tangible    assets.    Therefore,
                                   immediately after this offering the book value of the shares will be substantially less than the $1.00 per share offering price.
                                   If the minimum  number of

Investment Of Every Purchaser      250,000  shares  are sold,  the book value of
In This Offering.                  each  share  sold  in this  offering  will be
                                   approximately  $1.049 less than the  offering
                                   price.  If the  maximum  number of  1,000,000
                                   shares are sold, the book value of each share
                                   sold in this offering  will be  approximately
                                   $.97 less  than the  offering  price.  In the
                                   future, the book value of these shares may be
                                   further  reduced by the exercise of presently
                                   outstanding  stock  options  and the  sale of
                                   additional  shares of  common  stock or other
                                   securities,   if  the  need  for   additional
                                   financing  forces us to make such sales.  See
                                   "Dilution".

Rights To Acquire Shares Of        Outstanding  stock  options  could  adversely
Common Stock Will Result In        affect  the  terms  on  which  we can  obtain
Dilution To Other Holders Of       additional  financing,  and  the  holders  of
Common Stock.                      these  options  can be  expected  to exercise
                                   these  securities  at a  time  when,  in  all
                                   likelihood,   we  would  be  able  to  obtain
                                   additional  capital  by  offering  shares  of
                                   common  stock on terms more  favorable  to us
                                   than those  provided by the exercise of these
                                   options. Holders of the options will have the
                                   opportunity to profit from an increase in the
                                   market  price  of  our  common  stock,   with
                                   resulting dilution in the interests of the holders of our common stock. Assuming the sale of all 1,000,000 shares offered, upon the completion of this offering, there will be issued and outstanding 10,872,885 shares of common stock. In addition, as of April 16, 2001, we have outstanding the following stock options:

                                      Stock  options  held  by  our   directors,
                                      officers,   employees,    affiliates   and
                                      consultants to purchase an aggregate of 1,218,750 shares of common stock, each with an exercise price of approximately $.21 per share.

                                      Stock options held by  unaffiliated  third
                                      parties  to  purchase  an   aggregate   of
                                      195,000 shares of common stock,  each with
                                      an exercise  price of  approximately  $.21
                                      per share.

Sales of Shares Eligible For       We  presently  have  issued  and  outstanding
Future Sale Could Depress The      9,872,885  shares  of our  common  stock  and
Market Price Of Our Common         options to purchase an  additional  1,413,750
Stock                              shares at an exercise price of  approximately
                                   $.21 per share.  3,026,660 of these 9,872,885
                                   shares,  plus an  additional  276,250  shares
                                   underlying   outstanding  options,   will  be
                                   freely tradeable by the Selling  Shareholders
                                   following  the   completion  of  this  public
                                   offering   (see   "Selling    Shareholders").
                                   Subject to the resale  rules,
                                   an  additional   1,800,000   shares  will  be
                                   tradeable  under SEC Rule 144  following  the
                                   completion  of  this  public  offering.   The
                                   balance  of  4,981,875  presently  issued and
                                   outstanding   shares  are   restricted   from
                                   immediate  resale  but may be sold  into  the
                                   market in the future. Should a market for our
                                   common  stock  develop,   we  are  unable  to
                                   predict  the  effect  that  resales  made  by
                                   selling   shareholders   pursuant   to   this
                                   prospectus,  or by other  shareholders  under
                                   Rule  144,  may have on the  then  prevailing
                                   market  price  of  our  common  stock.  It is
                                   likely,  however,  that market sales of large
                                   amounts of these or other  shares  after this
                                   offering,  or the  potential  for those sales
                                   even if they do not actually occur, will have
                                   the effect of depressing  the market price of
                                   our common stock. In addition,  if our future
                                   financing   needs   require   us   to   issue
                                   additional   shares   of   common   stock  or
                                   securities convertible into common stock, the supply of common stock available for resale could be increased which could stimulate trading activity and cause the market price of our common stock to drop significantly, even if our business is doing well. See
                                   "Description of Securities -- Shares Eligible for Future Sale."

Our Board of Directors Can         Assuming the sale of all 1,000,000  shares of
Issue Additional Shares Of Our     our  common  stock  offered  hereby  and  the
Common Stock Without The           exercise  of all of our  1,413,750  presently
Consent Of Any Of Our              outstanding  stock  options,   we  will  have
Shareholders; This Could           7,713,365  authorized but unissued  shares of
Result In The Dilution Of Your     common stock.  Our board of directors has the
Voting Power And Could             power to issue any or all of these  7,713,365
Decrease The Value Of Your         shares without  shareholder  approval.  If we
Shares                             issue  any  additional  common  shares,   the
                                   percentage  of ownership and the voting power
                                   of   each   other   common   share   will  be
                                   proportionately reduced and the book value or market price of the outstanding common shares could also be reduced. See "Description of Securities".

All Subscriptions Will Be Held     If the  minimum of  250,000  shares are sold,
In Escrow Until We Sell At         the remaining  750,000 shares will be offered
Least The Minimum Number Of        until:  (i) all of the shares are sold;  (ii)
Shares; If We Fail To Do So,       the  offering   period  ends;  or  (iii)  the
We Will Have To Withdraw The       offering  is  terminated  by  us,   whichever
Offering And Subscribers Will      occurs first.  There is no assurance that the
Have Lost The Use Of               minimum  number  of  250,000  shares  will be
                                   sold.   If  they  are  not  sold  within  the
                                   offering period (30 days or 45 days if extended), subscribers' funds may be escrowed for the entire offering period and then returned without interest. Subscribers will not have the use of any

Their Money For A Period of        funds paid during the subscription period. In
Up To 45 Days                      the event we are  unable to sell the  minimum
                                   number  of  shares  we  will   withdraw   the
                                   offering and refund all subscription payments without interest.

Our Common Stock Is A "Penny       If a public  market  develops  for our common
Stock," And Compliance With        stock,  it will be in  what is  known  as the
Requirements For Dealing In        over-the-counter  market and,  trading of our
Penny Stocks May Make It           stock will be quoted in the  Over-the-Counter
Difficult For Holders Of Our       Bulletin  Board of the NASD. At least for the
Common Stock To Resell Their       foreseeable  future, our common stock will be
Shares.                            deemed to be a "penny  stock" as that term is
                                   defined in Rule 3a51-1  under the  Securities
                                   Exchange  Act of 1934.  Rule 15g-2  under the
                                   Exchange Act requires  broker/dealers dealing
                                   in  penny   stocks   to   provide   potential
                                   investors  with  a  document  disclosing  the
                                   risks  of penny  stocks  and to  obtain  from
                                   these  inventors a manually  signed and dated
                                   written  acknowledgement  of  receipt  of the
                                   document before  effecting a transaction in a
                                   penny  stock  for  the  investor's   account.
                                   Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock (see "Description of Securities - Penny Stock Rules").

                                   Penny stocks are stocks:

                                   o  with a price of less than $5.00 per share;
                                      or

                                   o  that  are  not   traded  on  NASDAQ  or  a
                                      national securities exchange;

                                   Penny stock are also stocks which are issued by companies with:

                                   o  net tangible assets of less than:

                                        $2.0 million (if the issuer has been in continuous operation for at least three years); or

                                        $5.0 million (if in continuous operation for less than three years); or

                                   o average revenue of less than $6.0 million for the last three years.

Management Will Continue To        The  interests of management  could  conflict
Control Us After the Public        with the interests of our other stockholders.
Offering And Their Interests       After  this   offering,   our   officers  and
May Be Different From And          directors will  beneficially own, directly or
Conflict With Yours                through members of their immediate  families,
                                   approximately  55% of our outstanding  common
                                   stock.  Accordingly,  if they  act  together,
                                   they will have the power to approve corporate
                                   transactions  and control the election of all
                                   of our  directors  and other issues for which
                                   the approval of our shareholders is required.
                                   This  concentration  of  ownership  may  also
                                   delay,  deter or  prevent a change in control
                                   of our company and may make some transactions
                                   more  difficult  or  impossible  to  complete
                                   without the support of these stockholders. As
                                   a  result,  if  you  purchase  shares  of our
                                   common stock in this  offering,  you may have
                                   no  effective  voice in our  management.  See
                                   "Principal    Stockholders"    and   "Certain
                                   Transactions".

Our Majority Shareholders Will     We are not, and after the public offering, we
Be Able To Take Shareholder        will not be,  subject to the SEC Proxy Rules.
Actions Without Giving Prior       We  will   therefore  be  able  to  take  any
Notice To Any Other                shareholder   action   which   requires   the
Shareholders. Therefore, You       approval of the Shareholders by obtaining the
Will Not Have Advance Notice       consent of the holders of the majority of our
Of Actions Which You May           shares.  We will  not have to give any of the
Believe Are Bad For Your           other  shareholders  prior notice or a chance
Investment In The Company.         to  vote.  Our  only  obligation  will  be to
                                   notify the other shareholders promptly after the action has been taken. Therefore, you will not have advance notice of actions which you may believe are bad for your investment in the Company. As a result, you will not be able to take any preventive measures, such as selling your shares, before the action is effective.

                         PRO FORMA FINANCIAL INFORMATION

      We were formed on December 6, 1999 for the specific purpose of acting as a holding company for The Guitron Corporation, which we will acquire and operate as a wholly owned subsidiary. Following the sale of at least 250,000 shares and prior to the release of sale proceeds from escrow, we will effect the acquisition of The Guitron Corporation in accordance with the terms described under "Business - Acquisition of The Guitron Corporation". All of our activities to date have related to our formation, this offering and our future effectuation of the acquisition. All operations to date respecting the development of the Guitron have been and all future operations respecting further development, marketing and sale of the Guitron and related products will be conducted through The Guitron Corporation. Based upon the foregoing, the audited financial statements contained herein for the two years ended July 31, 2000 and the reviewed financial statements for the six month period ended January 31, 2001 treat The Guitron Corporation as our predecessor and give prior effect to the acquisition as of July 31, 2000. Accordingly, and as a consequence of our relationship with The Guitron Corporation, no pro forma financial information is required.

                                 USE OF PROCEEDS

      The Selling Shareholders are selling their shares covered by this prospectus for their own accounts. Accordingly, we will not receive any proceeds from the resale of their shares. We will however, receive proceeds from the sale of shares made on behalf of the Company by our officers. The net proceeds to us from the offering, after deducting offering related expenses, is estimated to be approximately $ 210,000 if the minimum number of 250,000 shares offered are sold and $960,000 if all 1,000,000 shares offered are sold. We intend to use the net proceeds from the offering in the approximate amounts shown below for the purposes listed, in order of priority:

                                                 Approximate Amount
                                                 ------------------
                                              Percent                    Percent
                                              of                         of
Anticipated Use                   At minimum  Total         At maximum   Total
---------------                   ----------  -----         ----------   -----
Product Inventory                 $ 50,000    23.8%         $150,000     15.6%
Sales and
Marketing Expenses                $125,000    59.5%         $300,000     31.3%
Working Capital(1)                $ 35,000    16.7%         $510,000     53.1%

TOTAL                             $210,000     100%         $960,000      100%

(1) In the minimum offering situation, approximately $35,000 will be used as working capital and applied to general corporate purposes including, but not limited to, rent and salaries. In the maximum offering situation, approximately $510,000 will be used as working capital and applied to general corporate purposes including, but not limited to, rent, salaries, and research and development expenses.

None of the expenditures described above constitute a firm commitment by us. Projected expenditures are estimates or approximations only. Future events, including changes in the economic climate or in our planned business operations, including the success or lack of success of our intended business activities, could make shifts in the allocation of funds necessary or desirable. Any shifts of this nature will be at the discretion of our board of directors.

                         MARKET FOR OUR COMMON STOCK AND
                           RELATED STOCKHOLDER MATTERS

      Before this offering, there has been no public market for our common stock and there can be no assurance that a public market for our common stock will develop after this offering. We anticipate that upon completion of this offering our common stock will be traded on the OTC Bulletin Board.

      Giving present effect to our acquisition of The Guitron Corporation, we would have 9,872,885 shares of common stock issued and outstanding held by approximately 55 persons. An additional 1,413,750 shares of common stock would be subject to issuance upon exercise of outstanding stock options. 3,302,910 shares, including 276,250 shares underlying outstanding options will be freely tradeable by Selling Stockholders in connection with this offering.

      Neither we nor The Guitron Corporation have ever paid dividends on our respective common stocks. There are no restrictions that limit our ability to pay dividends on our common stock or that are likely to do so in the future. Despite the foregoing, for the foreseeable future, it is anticipated that any earnings which may be generated from our operations will be used to finance our growth and that cash dividends will not be paid to stockholders.

                                    DILUTION

      The following discussion assumes that we acquired The Guitron Corporation on January 31, 2001. It does not assume the exercise of then outstanding options of The Guitron Corporation, the exercise of which would result in further dilution to investors in this offering. The following discussion also assumes that the net proceeds to us will be $210,000 if the minimum number of shares offered are sold and will be $960,000 if the maximum number of shares offered are sold.

      At January 31, 2001, we had a net tangible book value of $(670,182) or $(.068) per share. Net tangible book value per share represents the amount of our total tangible assets, minus total liabilities, divided by the 9,872,885 shares then outstanding. After giving effect to the sale of the minimum number of Shares offered hereby (250,000 Shares), the pro forma net tangible book value at January 31, 2001 would have been $(.047) per share, representing an immediate increase of $.021 per share to present stockholders and an immediate dilution of $1.047 per share to the public stockholders from the public offering price. After giving effect to the sale of the maximum number of Shares offered hereby (1,000,000 Shares), the pro forma net tangible book value at January 31, 2001 would have been $.03 per share, representing an immediate increase of $.098 per share to present stockholders from the public offering and an immediate dilution of $.97 per share to the public stockholders from the public offering price. "Dilution" per share represents the difference between the public offering price and the net tangible book value per share after the Offering.

      The following table illustrates the per share dilution to be incurred by public stockholders from the public offering price if the minimum number of Shares offered hereby (250,000 Shares) are sold.

         Assumed public offering price                                 $ 1.00
         Net tangible book value per share before Offering             $ (.068)
         Increase attributable to public stockholders                  $  .021
         Pro forma net tangible book value after Offering              $ (.047)
         Dilution to public stockholders                               $ 1.047

      The following table illustrates the per share dilution to be incurred by public stockholders from the public offering price if the maximum number of Shares offered hereby (1,000,000 Shares) are sold.

         Assumed public offering price                                 $ 1.00
         Net tangible book value per share before Offering             $ (.068)
         Increase attributable to public stockholders                  $  .098
         Pro forma net tangible book value after Offering              $  .03
         Dilution to public stockholders                               $  .97

      The following table illustrates the difference between the present stockholders and the new stockholders with respect to the number of shares purchased from us on the sale of both the maximum and minimum number of shares offered, the total cash consideration paid and the average price per share, assuming an initial public offering price of $1.00 per common share and before the deduction of offering expenses payable by us.

                                        Shares Purchased                               Total Consideration
                                        ----------------               -------------------------------------------------
                                            Percent                                     Percent            Average Price
                           Number           of Total                   Amount           of Total             Per Share
                           ------           --------                   ------           --------             ---------
Present stockholders       9,872,885        97.53%(minimum)            $994,926         79.92%(minimum)        $.101
                                            90.8% (maximum)                             49.87%(maximum)
New stockholders           250,000           2.47%                     $250,000         20.08%                 $1.00
(minimum offering)

New stockholders
(maximum offering)         1,000,000         9.2%                    $1,000,000         50.13%                 $1.00

TOTAL (MINIMUM)            10,122,885       100%                       $1,244,926         100%                 $.1235

TOTAL (MAXIMUM)            10,872,885       100%                       $1,994,926         100%                 $.1843

                                 CAPITALIZATION

      The following table sets forth, as of January 31, 2001, (a) the capitalization of our Company giving present effect to the acquisition of The Guitron Corporation, and (b) the capitalization of our Company on an as adjusted basis to give effect to the sale of the minimum and maximum number of shares offered after deducting estimated expenses of the offering.

                                          January 31, 2001
                                          ----------------
                                                                    AS ADJUSTED
                                                                    -----------
                                                               MINIMUM         MAXIMUM
                                                               -------         -------
Long-term debt, including current portion    $    66,980     $    66,980     $    66,980

Stockholders' equity

Common stock, $.001 par value;
20,000,000 shares authorized,
9,872,885 shares outstanding,
10,122,885 shares outstanding (as
adjusted minimum), 10,872,885
shares outstanding (as adjusted
maximum)                                     $     9,873     $    10,123     $    10,873

Additional paid-in capital                   $ 1,409,042     $ 1,618,792     $ 2,368,042
Accumulated deficit                          $(2,103,459)    $(2,103,459)    $(2,103,459)
Unrealized gain on foreign exchange          $    14,362     $    14,362     $    14,362
Total stockholders' equity                   $  (670,182)    $  (460,182)    $   289,818

                                DIVIDEND POLICY

      We have never paid any dividends on our common stock. We do not intend to declare or pay dividends on our common stock, but to retain our earnings, if any, for the operation and expansion of our business. Dividends will be subject to the discretion of our board of directors and will be contingent on future earnings, if any, our financial condition, capital requirements, general business conditions and other factors as our board of directors deem relevant.

                                PLAN OF OPERATION

      The following discussion of our plan of operation for the next twelve months should be read together with, and is qualified in its entirety by, the more detailed information, including the summary financial information and our financial statements and the notes thereto included elsewhere in this prospectus. Our plan of operation for the next twelve months involves:

      o implementing our sales and marketing plans to create sales and distribution channels for the Guitron;

      o commencing sales of the Guitron, which is expected to occur during the second quarter of 2001;

      o continuing our investment in research and development respecting the Guitron; and

      o     developing other applications for the Guitron technology.

      The component parts of the Guitron will be manufactured for us by third parties and assembled at our Montreal, Canada office. In our present space, we estimate that we have the capacity to assemble approximately 10,000 Guitrons per month. In addition, should product demand necessitate assembly of a greater number of Guitrons we anticipate that we can lease additional space in the same building that would allow us to double our present assembly capacity to approximately 20,000 Guitrons per month. Should even greater product demand exist, we expect that we would move our operations to a larger facility in the Montreal, Canada area, which we believe would be available to us from several sources at rates that, on a square footage basis, are competitive with our present monthly rental rate. The assembly of Guitrons does not require skilled labor. The level of demand for Guitrons will dictate the number of additional employees, if any, we will need to hire for assembly purposes.

      We have not yet achieved operating revenues and do not expect to achieve revenues until we commence Guitron sales. Our activities to date have been principally devoted to raising capital, developing marketing plans, identifying and entering into relationships with marketing organizations and parts suppliers, and completing development of the Guitron. As of January 31, 2001 we had a working capital deficit of $130,067, and had expended approximately $1,034,153 on research and development activities since inception.

      Employee levels are expected to increase in connection with the commencement of sales activities and are expected to be directly related to product demand. All of our marketing and sales personnel requirements however, will be outsourced. (See "Business-Sales and Marketing") The receipt of the maximum offering proceeds together with expected revenues from operations should be sufficient to satisfy our cash requirements during the next twelve months, but no assurance can be given that this will prove to be the case. Our cash requirements over that period will be directly related to our sales and marketing efforts, the number of geographic markets we attempt to enter during such period, our research and development requirements, and the overall speed at which we advance our operations. There can be no assurance given that if we are required to seek additional financing that it will be available to us, or if available that we can obtain this financing on reasonable terms.

      The receipt of the minimum offering proceeds together with expected revenues from operations may be insufficient to satisfy our cash requirements during the next twelve months. Should this prove to be the case we would have to seek additional financing, the availability and terms of which may be unfavorable to us. See "Risks Related To Our Financial Condition - We May Need Additional Financing Which May Not Be Available And, If Available, Might Only Be Available On Unfavorable Terms". In addition, the receipt of less than the maximum proceeds may cause us to finance our inventory purchases and curtail our intended advertising campaigns.

      Full scale marketing efforts commenced in March 2001. Complete packages of the three instruments have been provided to our marketing consultants for their presentations to prospective customers. These packages include not only the instruments but also manuals, song books, a demonstration CD, packaging and point of sale material. Based on discussions and feedback to the marketers, our primary area of focus will be with the home shopping networks. During the second quarter of 2001, we will attempt to negotiate a contract for the sale of the instruments on one or more of these networks, although no assurance can be given that we will succeed in this endeavor.

      During the latter part of the first quarter of 2001 and continuing into the second quarter, individual, national and international retailers have and will be visited and provided with marketing packages. Marketing efforts will be concentrated on securing orders from these retailers for delivery in May and June and the fall of 2001 but once again, we can offer no assurances that we will be able to enter into agreements with these retailers, or if entered into, that they will prove to be profitable.

      During the second and third quarters of 2001, our marketing efforts will be directed to expanding our existing marketing channels and to exploring other areas of revenue including licensing to and manufacture for other name brands.

      During the latter part of the second quarter or early part of the third quarter of 2001 we will also attempt to enter into distribution service contracts that will provide us with distribution and service centers throughout North America. No assurance can be given however, that this will prove to be the case. During the last quarter of 2001 we will attempt to negotiate additional distribution and service contracts covering other parts of the world.

                                    BUSINESS

Overview

      We are a development stage company which is poised to launch a unique musical instrument known as the Guitron. We have had no operating revenues since our inception and have financed all of our operations from loans, Canadian government grants, research and development tax credits, and sales of our capital stock to affiliated parties and private investors. Funds received from these sources enabled us to complete initial development of the first production models of the Guitron in March 2000. Since that time, we have engaged in additional research and development for the purpose of further refining the instrument and simplifying the manufacturing process. In March 2001 we commenced marketing activities respecting the Guitron. As at January 31, 2001, since our inception we had expended approximately $1,034,153 on research and development of the Guitron and had incurred losses of approximately $2,113,394. These losses can be expected to continue until we achieve commercial acceptance of the Guitron and effectively manage all aspects of our anticipated growth. No assurance can be given that we will be successful in these endeavors. We have limited liquidity and capital resources and are dependent upon the proceeds of this offering to increase product inventory levels and marketing capabilities. The report of our independent accounts included within our audited financial statements contains a qualification respecting our ability to continue as a growing concern. More detailed information respecting our operating results can be found in our "Plan of Operation".

      The Guitron represents a new development respecting one of the world's oldest and most popular musical instruments, the guitar. It preserves the natural beauty of the guitar while simplifying the playing. The Guitron closely resembles and possesses the characteristics of a traditional guitar. It looks like a guitar and maintains the pleasurable function of strumming while eliminating certain of the complexities of the traditional guitar including the need to learn the complicated fingerboard positions necessary to produce a chord. We believe that this is the primary reason that many first time guitar purchasers abandon their instruments within the first three months of use. They are not prepared to invest the time and energy required by the traditional guitar to attain a reasonable level of skill. By contrast, to produce a chord on a Guitron requires only one finger. The Guitron has a simplified grid system that allows the player to easily find desired chords by following letters on the neck of the Guitron and depressing the string that corresponds to the chord family desired, producing a perfect chord when the strings are plucked. Hundreds of chords are available, always in tune and in perfect pitch. The Guitron is battery operated and contains a patent pending speakerless system, together with a unique combination of software and hardware. The Guitron relies on its electrical components for its sound. The sounds generated by the Guitron are pre-programmed into the instruments memory. Plucking or striking the strings of the instrument releases these sounds, which are not affected by string tension.

      Ubaldo Fasano, the inventor of the Guitron, had tried as a young man, to learn and play the guitar. Failing to do so, his interests turned to synthesizers. Subsequently, he became a pioneer in the programming of these complex and innovative instruments. The knowledge he gained in manipulating and shaping musical sounds played a decisive role in the creation of the

Guitron. Through perseverance and determination he continued to experiment with devices that would equip him to play guitar. He decided to put his knowledge of shaping and creating sounds for synthesizers towards developing a series of experiments in search of an electronic solution to his guitar learning problem. Approximately twenty years later, in May 1997,combining new electronic modules, printed circuits and sophisticated microprocessors, he completed development of the first prototype of the Guitron. A second generation prototype was completed in February 1999. Mr. Fasano passed away in April 1999 after a long illness but his vision lives on. Since that time, a third generation prototype was developed and we continue to seek ways to further improve product quality and reliability. There are three basic models of the Guitron, including an electronic, acoustic, and children's model. Basic development of these models was completed in March 2000. Since that time, we have devoted our resources to further refining the instrument and simplifying the manufacturing process.

Acquisition of The Guitron Corporation

      We were incorporated on December 6, 1999 for the specific purpose of acquiring The Guitron Corporation, an affiliated corporation which was formed on August 20, 1997. With the exception of Michael Ash, our secretary, treasurer, and a director, the management of these two corporations is identical. This acquisition is scheduled to take place following our sale of at least 250,000 shares. If we are unable to sell 250,000 or more shares within the offering period, including any extensions thereof, the acquisition will not be consummated and the offering will be cancelled.

      In connection with the acquisition:

      o each of the issued and outstanding shares of The Guitron Corporation at the time of the acquisition will be exchanged for 3.25 shares of our common stock; and

      o each of the issued and outstanding stock options of The Guitron Corporation will become exercisable for 3.25 shares of our common stock.

      As a consequence of the foregoing:

      o 2,238,026 outstanding shares of The Guitron Corporation, which shares will represent all of the issued and outstanding shares of The Guitron Corporation, will be exchanged for 7,273,585 shares of our common stock; and

      o 435,000 stock options of The Guitron Corporation, which options will represent all of the issued and outstanding stock options of The Guitron Corporation, will become exercisable for an aggregate of 1,413,750 shares of our common stock. Additionally, the post-acquisition per share option exercise price will be reduced by dividing the per share exercise price in effect before the acquisition by 3.25 such that following the acquisition, each option holder will be able to exercise each of his, her, or its options for 3.25 shares of our common stock at the same price it would have cost to exercise the option to purchase one share of The Guitron Corporation before the acquisition. Following the effectuation of the acquisition, The Guitron Corporation will become a wholly owned subsidiary of our Company.

Industry Background

      In 1977, the United States music products and sound industry reported annual retail sales of approximately $1.9 billion. Ten years later, in 1987, it reported sales of approximately $3.4 billion. By 1998, the industry was reporting record breaking sales of approximately $6.51 billion, more than tripling its sales figure twenty years earlier. We believe that this growth is primarily attributable to the growing value placed by most Americans on musical pursuits and the vibrant United States economy. For purposes of this discussion, and throughout this prospectus, all United States industry unit and dollar volume figures represent shipments by manufacturers and distributors to United States retailers at an estimated retail value. Estimates of unit sales, and retail values are based on data presented by the National Association of Music Merchants in their 1997, 1998 or 1999 statistical review of the U.S. Music Products Industry. This data was provided to the National Association of Music Merchants by the Music Trades Magazine which obtained the data from a variety of sources including, but not limited to, the United States Department of Commerce, industry associations, and corporate financial records. The United States guitar market experienced annual sales of approximately 1.1 million guitars in each of 1995, 1996, 1997 and 1998 representing dollar sales of approximately $696,000,000; $706,000,000; $711,000,000 and $695,000,000 respectively. These numbers do not take into account the very large secondary or used market sales figures. No assurances can be given however, that demand for guitars will increase or remain consistent in the future or that we will prove successful in obtaining a portion of the future revenues which will be expended on guitar purchases.

      In 1997, the National Association of Music Merchants commissioned the Gallup Organization to conduct a national survey of amateur music participation in the United States. Certain highlights of the survey's results show that:

      o Approximately 25% of the United States population over the age of twelve currently play musical instruments,

      o Most current players first learned to play a musical instrument at school;

      o Approximately 43% of all households own at least one musical instrument.

      o Pianos and guitars are the most popular instruments (33% and 18% respectively) of all instruments played;

      o The guitar is most likely to be played by persons in the 18-49 age group.

      o     Males are more likely than females to play the guitar.

      Based upon United States guitar sales figures for the past several years, it is our belief that guitar sales will remain steady over the foreseeable future, although no assurance can be given that this will prove to be the case. For the past few years keyboard manufacturers have been concentrating on making their product more user-friendly in order to penetrate a wider market and have been extremely successful. Guitar manufacturers have not followed this trend. We believe that beginners of all ages will be attracted to the immediate results offered by the Guitron. We further believe that the Guitron will appeal to players of all genders, ages and skill levels, although no assurance can be given that this will prove to be the case. Based upon the results of the Gallup Study, however, our primary marketing strategy will be directed to school age players and to males in the 18-49 age group.

Products and Services

Products

      In March 2000, we completed initial development of three models of the Guitron, the acoustic Guitron, the electric Guitron and the children's Guitron. From April 2000 through November 2000 we further refined the Guitron and simplified the manufacturing and assembly process. These refinements included cosmetic improvements to the instruments, rearrangement of functional chord positions, reconfiguration of chord sounds, and changes relating to hardware placement and fastenings. Simplification of the manufacturing and assembly process included design work on various molds which also resulted in a more durable product. We commenced marketing of the Guitron in March 2001 and anticipate making our first product sales in or about May 2001, although no assurance can be given that this will prove to be the case. All Guitron models contain the following features:

      o Simplified Left-Hand Movement - In response to our conclusion that the intricate fingering positions are the primary reason why many guitar purchasers give it up in frustration and why many others never purchase a guitar in the first place we have identified and simplified the complex left-handed functions of the traditional guitar. The Guitron solves the problem by replacing the complex left hand fingering positions with a one finger movement.

      o Chord Locator by Grid System - All Guitron models are equipped with a simple and visible grid system that identifies chords. An alpha-numeric display indicates the specific chord played.

      o Single and Double Switch Chording Function - All Guitron models contain a switching chord function feature which allows a person to play in excess of 1000 chords if desired.

      o Low Tension Strings - Depressing strings on the traditional guitar can cause pain when the strings bite into the fingers and can leave deep ridges in the skin. All Guitron models feature strings that are low tension, made of nylon, easy to depress, and cause no injury to the fingers.

      o Excellent Sound Quality - Along with an interface and a microprocessor, a simple playback mechanism produces quality sound through a proprietary speakerless technology. The sound is generated by the Guitron's sound board.

      o Computer Interactive - All Guitron models have full computer interface capability. Each is equipped with the standard midi-in and midi-out connections allowing for the interaction of the instrument with personal home computers. This feature is expected to prove to be a valuable tool for professional music writers and composers.

Proposed Accessory Items

      In addition to the Guitron, we intend to offer consumers related accessory items including, but not limited to, guitar straps, picks, cases, headphones, amplifiers and stands. All of these items will be manufactured for us, in accordance with our specifications, by product manufacturers located in Southeast Asia. There are several manufacturers available to us for each of these items and we do not anticipate any problems with respect to product quality or cost. We intend to carry a relatively small inventory of these accessory items, at any given time, since the delivery time for orders given by us to such manufacturers is expected to be short.

Services

      We will market the Guitron as a high quality, sophisticated, musical instrument. Consistent with this marketing plan, we will provide our customers with a product warranty, product satisfaction guarantee and related support regarding the use and enjoyment of such product. We will warrant the Guitron to be free from defects in material and workmanship and will provide each purchaser of a Guitron with a one year warranty on parts and labor, except for the Guitron's rechargeable batteries which will carry a 90-day warranty. During the effective warranty period, we will remedy any product defects. Parts may be replaced under the warranty, at our election, with new or comparable remanufactured parts. The warranty will not extend however, to any Guitron which has been subjected to usage for which the product was not designed, which has been damaged as the result of shipping, or which has been altered or repaired in a way that affects product performance or reliability. To further insure customer satisfaction, we will also provide each customer with a ten day money back guarantee, excluding shipping and handling.

Patents and Trademarks

      We filed two provisional patent applications with the United States Patent and Trademark office. The first of these patents was filed on February 2, 1999 and titled "electronic stringed musical instrument". This patent application relates to both the sound technology utilized in the Guitron and the related fingering system for producing chords. On February 2, 2000 we filed a replacement application which reflected technological advances made by us since the initial filing date. This patent was granted on February 20, 2001 (Patent
No.: US 6,191,350 B1). The second patent application was filed on August 5, 1999 and titled "guitar headstock". This patent application relates to the physical design of the Guitron. On February 2, 2000 we also filed applications titled "electronic stringed musical instrument" for Canadian and international patents. Although we expect that patents will be granted in response to our outstanding applications, we are unable to give any assurance that this will in fact be the case. In addition to the protection to be offered to us upon the allowance of our patent applications, we also rely on trade secrets proprietary know-how and technological innovation with respect to the development of the Guitron.

      In April 1998 we filed an application with the United States Patent and Trademark Office seeking trademark registration for the mark "Guitron" indicating our intention to use the mark in connection with the musical instrument referred to in this prospectus as the Guitron. In October 1999 we received a Notice of Allowance with respect to this application.

      We have entered into confidentiality and invention assignment agreements with our employees and consultants which limit access to, and disclosure or use of, the Guitron technology. There can be no assurance, however, that the steps taken by us to deter misappropriation or third party development of our technology or processes will be adequate, that others will not independently develop a similar technology or processes, or that secrecy will not be breached. In addition, although we believe that our technology has been independently developed and does not infringe on the proprietary rights of others, there can be no assurance that our technology does not and will not so infringe or that third parties will not assert infringement claims against us in the future. We believe that the steps we have taken will provide some degree of protection and that the issuance of patents pursuant to our applications will materially improve this protection. However, no assurance can be given that this will be the case.

Sales and Marketing

      We commenced market introduction of our three Guitron models; the electric Guitron, acoustic Guitron and children's Guitron during March 2001. Our initial test markets are Quebec, Canada and the Northeastern United States which will be followed in or about the fourth quarter of 2001 by the remainder of the United States. By the end of 2002 we intend to be marketing the Guitron on a worldwide basis. No assurances can be given however, that we will achieve our geographic marketing goals within the time frame indicated, or that this will ever be achieved. During the second quarter of 2001, we intend to introduce Guitron accessories including guitar straps, cases, amplifiers, headphones, picks, and foot and music stands. Our long term marketing objective is to create full consumer awareness of the Guitron, the accessory items, and the other products that we may develop in the future. Our medium term marketing objective is to introduce new lines of Guitrons in or before 2004. These new lines are expected to be the result of our continuing dedication to research and development and our ability to respond to consumer feedback.

      To limit our fixed expenses by decreasing our employee requirements, to enable us to expedite the implementation of our sales and marketing plans and strategies, and to position us to take advantage of the services of professional sales and marketing organizations, we have decided to rely on outsourcing for our sales and marketing needs. Accordingly, we have entered into marketing agreements with Marvin Chankowsky and Jean Pilote to develop, coordinate and implement marketing strategies for the Guitron and the proposed accessory items. Jean Pilote, an experienced marketer of products and services, will coordinate our marketing for the Quebec and Eastern Canada regions, while Marvin Chankowsky, directly or through MBC Marketing Ltd., a leading Canadian sales promotion agency under the control of Mr. Chankowsky, will coordinate our
marketing  for  the  United  States  and   subsequently   other   countries  and
territories.

      The Marketing Agreement between The Guitron Corporation and Jean Pilote was entered into on September 1, 1999 (the "Pilote Marketing Agreement"). It has a two year term that commenced on September 1, 1999 and provides for Mr. Pilote to devise, develop and implement a marketing plan with respect to sales of Guitrons in the Province of Quebec, Eastern Canada and any other geographic areas that are mutually agreed to by the parties. In consideration of these services, the Pilote Marketing Agreement provides for the following:

      o reimbursement of all approved out of pocket expenses incurred by Mr. Pilote and his affiliates in connection with the performance of the contract;

      o     the  issuance  to  Mr.   Pilote  of  1,000  shares  of  The  Guitron
            Corporation (3,250 shares of Guitron International Inc., on a post acquisition basis) which issuance was made on December 7, 1999; and

      o additional compensation, as described below, which is based upon Guitron sales that are directly related to the marketing efforts of Mr. Pilote and his affiliates, within the applicable sales territory during the term of the Pilote Market Agreement.

      This additional compensation consists of the following:

      o For the first Cdn $900,000 in net Guitron sales that are directly related to the marketing efforts of Mr. Pilote and his affiliates, within the applicable sales territory, during the term of the Pilote Marketing Agreement, the right to receive 1,000 shares of The Guitron Corporation (3,250 shares of Guitron International Inc. on a post acquisition basis), for every Cdn $100,000 (approximately US $66,540) in net receipts realized by us.

      o For the first Cdn $900,000 in net Guitron sales that are directly related to the marketing efforts of Mr. Pilote and his affiliates, within the applicable sales territory, during the term of the Pilote Marketing Agreement, the right to receive a sales commission equal to 3% of the net receipts realized by us.

      o Subsequent to our net receipt of Cdn $900,000 resulting from Guitron sales that are directly related to the marketing efforts of Mr. Pilote and his affiliates, within the applicable sales territory during the term of the Pilote Marketing Agreement, the right to receive a sales commission equal to 6% of the net receipts realized by us.

      The Chankowsky Marketing and Consulting Agreement between The Guitron Corporation and Marvin Chankowsky was entered into as of September 29, 1999. (the "Chankowsky Marketing Agreement") It has a thirty month term commenced in March 2001. The Chankowsky Marketing Agreement provides for Mr. Chankowsky to devise, develop and implement a marketing plan with respect to the sale of Guitrons in North America and those other geographic areas that are mutually agreed to between the parties. In consideration of the Chankowsky Marketing Agreement, The Guitron Corporation issued 10,000 shares of its stock to Mr. Chankowsky on December 7, 1999. Mr. Chankowsky will be entitled to further compensation, as described below, based upon Guitron sales within the applicable sales territory that are directly attributable to the marketing efforts of Mr. Chankowsky and his affiliates during the term of the agreement. The stock compensation component of this further compensation will result in additional dilution to investors in this offering. We have agreed to use our best efforts to register the stock to be issued to Mr. Chankowsky under the Chankowsky Marketing Agreement.

      This additional compensation consists of the following:

      o For the first Cdn $2, 640,000 in net Guitron sales that are directly related to the marketing efforts of Mr. Chankowsky and his affiliates, within the applicable sales territory, during the term of the Chankowsky Marketing Agreement, the right to receive 10,000 shares of The Guitron Corporation (32,500 shares of Guitron International Inc. on a post acquisition basis) for every Cdn $100,000 (approximately US $66,540) in net receipts realized by us.

      o For the first Cdn $2, 640,000 in net Guitron sales that are directly related to the marketing efforts of Mr. Chankowsky and his affiliates, within the applicable sales territory, during the term of the Chankowsky Marketing Agreement, the right to receive a sales commission equal to 2% of the net receipts realized by us.

      o Subsequent to our net receipt of Cdn $2,640,000 resulting from Guitron sales that are directly related to the marketing efforts of Mr. Chankowsky and his affiliates within the applicable sales territory, during the term of the Chankowsky Marketing Agreement, the right to receive a sales commission equal to 6% of the net receipts realized by us.

      The Quebec and Eastern Canada marketing strategy will primarily involve a direct marketing approach that will utilize various media including, but not limited to, newspapers, magazines, radio and television advertisements as well as infomercials. This marketing strategy will also utilize the talents and name recognition, in the Quebec and other french speaking regions of Canada, of our Canadian spokesperson, Jean Pierre Ferland. Mr. Ferland is a French-Canadian artist, singer and songwriter who has built an extensive reputation with his audiences.

      Other direct marketing approaches intended to be utilized by us include the following:

      o establishment of a toll free information number which will provide interested parties with detailed information respecting the Guitron;

      o sponsorships of music promotion programs within educational institutions, that will be geared towards 12 to 25 year old music students as well as aspiring musicians, and that will support music competitions, concerts and music clubs involving, among other musical instruments, the Guitron;

      o product promotion by arranging for Guitron use by performing artists at concerts, cafes, cabarets, television shows and other high profile venues; and

      o creation of an internet web site that will promote the Guitron by among other things, providing a product demonstration.

      The North American marketing strategy will involve a dual approach utilizing both direct marketing, similar to the direct marketing strategies to be utilized with respect to our Canadian marketing, and distribution through large retailers.

Supplies and Suppliers

      The primary  components  of the  Guitron  include  electronics,  hardware, software, and guitar bodies. These components will be manufactured for us by third parties. We will assemble Guitrons at our Montreal, Canada office. We also intend to sell related accessories manufactured for us by third parties such as speakers, amplifiers, stands, straps, footrests and cases. Suppliers of component materials and accessories will be chosen based on quality, service and price.

      The price of raw materials for the manufacture of Guitrons is expected to remain stable in the near term. Increases that may occur are expected to be small, although no assurance can be given that this will prove to be the case. Each category of raw materials has several competing suppliers. We do not intend to be dependent upon any one supplier for each of the raw materials that we will purchase. We expect all required raw materials to be readily available in sufficient quantities and to be of required quality. In the extreme situation, however, were any required raw materials not to be generally available, it would have a material adverse effect on our operations.

Seasonal Aspects

      We do not expect to experience seasonal variations in our operating results.

Research and Development

      Although the basic design and development of the Guitron was brought to completion during March 2000, we continue to refine and enhance our Guitron technology and related manufacturing processes. Except as otherwise disclosed in this prospectus, all of our research and development activities are company sponsored. To date, all of these activities have related to the development of the Guitron. During the fiscal years ended July 31, 2000, July 31, 1999 and July 31, 1998 we spent approximately $430,073, $303,674 and $218,401, respectively, on research and development activities. During the fiscal year ending July 31, 2001 we anticipate spending approximately $165,000 on research and development, approximately $82,005 of which had been spent as of January 31, 2001.

Customers

      We do not expect any single customer to account for a significant portion of our revenues. Accordingly we will not be dependent upon any single customer to achieve our business goals.

Competition

      We know of no guitar-like related devices, apparatus or equipment, utilizing electronic or other technology, which is identical or comparable to the Guitron technology, presently being sold or used anywhere in the world. Further, we are not aware of any competing patents relating to this technology. However, the Guitron may reasonably be expected to compete with related or similar guitar, or guitar-like, instruments, apparatus or devices. Moreover, prospective competitors which may enter the field may include established manufacturers of musical or electronic audio instruments and equipment, all of which will be considerably larger than we are in total assets and resources. This could enable them to bring their own technologies and instruments to advanced stages of development and marketing with more speed and efficiency than we have been, or will be, able to apply to the development and marketing of the Guitron. There can be no assurance that the Guitron will successfully compete with conventional guitars and existing electronic guitar-like instruments or with any improved or new technology instrument which may be developed in the future.

Canadian Government and Government Sponsored Financial Assistance

      The governments of Canada and Quebec have officially acknowledged the pivotal role played by business investment in research and development in insuring sustained economic growth and long-term prosperity. In order to encourage these activities, the Government of Canada, on a national basis, and the Government of Quebec, on a provincial basis, support private research and development initiatives through the provision of research tax incentives to businesses and individuals. These tax incentives take the form of deductions and tax credits with respect to eligible research and development expenditures of Canadian corporations. Certain tax credits are called "refundable" because to the extent that the amount of the tax credit exceeds the taxes payable, they are paid over or "refunded" to the taxpayer. Thus, such credits function effectively as monetary grants. To qualify for such tax credits, research and development activities must comprise investigation or systematic technological or scientific research conducted through pure or applied research, undertaken to advance science and develop new processes, materials, products or devices or to enhance, even slightly, existing processes, materials, products, or devices. Approximately $138,993, $232,810 and $238,200 of the research and development expenditures made by The Guitron Corporation during the fiscal years ended July 31, 1998, July 31, 1999, and July 31, 2000 respectively, qualified for such tax credits. In consideration of such expenditures, we received approximately $23,993, $73,155, and $119,764 in tax credits for the fiscal years ended July 31, 1998, July 31, 1999, and July 31, 2000.

      The Guitron Corporation has also received financial assistance by way of loans and grants from Quebec governmental agencies for export market development. The terms and conditions of the government and government sponsored loans and grants obtained by The Guitron Corporation include the following:

      Loan From Canada Economic Development for Quebec Regions ("CEDQR") CEDQR's Program for the Development of Quebec's IDEA Program provides loans in amount of up to 50% of approved expenditures made by the borrower for the purpose of identifying and developing export markets for Canadian products. Under this program, The Guitron Corporation has obtained a loan, as follows:

      On April 22, 1998, The Guitron Corporation qualified for a loan, in an amount equal to 50% of approved expenditures, up to a maximum loan amount of approximately $68,624 for market development activities in the United States respecting the sale of Guitrons. In connection with the foregoing, during the year ended December 31, 1998, CEDQR granted The Guitron Corporation loans in the aggregate amount of approximately $68,624. The loan does not require us to pay interest on the outstanding loan balance unless we are delinquent with respect to an installment payment. The CEDQR Loan is repayable as follows:

      o approximately $6,862 of the loan was due and payable on January 31, 2001. This amount has yet to be paid but is expected to be paid shortly;

      o approximately $13,724 of the loan is due and payable on January 31, 2002;

      o approximately $20,586 of the loan is due and payable or January 31, 2003; and

      o approximately $27,448 of the loan is due and payable on January 31, 2004.

      Loan From Business Development Bank of Canada On April 23, 1998 The Business Development Bank of Canada made a loan of approximately $19,999 to The Guitron Corporation for the principal purpose of helping to finance market development activities. The loan was made repayable in 60 monthly installments with payment due on the 23rd day of each month commencing February 23, 1999. The loan required the payment of interest on the outstanding principal loan balance at the rate of 10.5% per annum. The loan was secured by a life insurance policy in favor of the bank on Ubaldo Fasano in the amount of the loan. Following the death of Mr. Fasano in April 1999, the life insurance proceeds were utilized by the bank to pay off the remaining loan balance.

Government Regulation

      There are no special or unusual governmental laws or regulations that can be expected to materially impact on the operation of our business.

Personnel

      As of April 16, 2001 we had six employees including two executive officers, two administrative employees, one product technician, and our Director of Production and Quality Control. Our Director of Research, Engineering and Manufacturing works for us on an independent contractor basis. We plan to add additional employees as required for the expanded operation of our business including those required for Guitron assembly. We consider our relationship with our employees to be satisfactory. Our work force in non-unionized.

Legal Proceedings

      No material legal proceedings are pending to which we or any of our property is subject, and to our knowledge there are no threatened legal proceedings.

Facilities.

      Our headquarters are currently located in a leased facility located at 38 Place du Commerce on Nun's Island, Montreal, Quebec, Canada, consisting of a total of approximately 3,800 square feet of space. Our lease expired on March 31, 2001 but was extended through June 30, 2001. We have an option to extend the lease for an additional three month period. We may enter into a long term lease in the future. The current monthly rent due under the lease is approximately $3,455 plus our proportionate share of all water taxes, business taxes, and other similar taxes and rates which may be levied or imposed upon the premises. We utilize the space for general administrative, storage, and manufacturing and assembly purposes. We believe this space is sufficient to handle our present and immediate future needs including additional production staff and equipment. Further, in the event the lease is terminated, for any reason, space sufficient to handle our then present and expected future needs is available from several alternative sources at comparable rental rates.

                                  MANAGEMENT

Directors, Officers, Key Employees and Consultants.

      The following table provides certain information, as of April 16, 2001, with respect to our directors, executive officers and key employees and consultants. Following the acquisition of The Guitron Corporation these persons will continue to serve in these positions. With the exception of Michael Ash, all of our directors, executive officers and key employees and consultants currently hold similar positions with The Guitron Corporation. As elsewhere in this prospectus, where context requires, it is assumed that the acquisition of The Guitron Corporation has already taken place and that our history dates back to the August 20, 1997 formation of The Guitron Corporation.

NAME                                AGE              POSITION
----                                ---              --------
Richard F. Duffy                    53               President, Chief
                                                     Executive Officer
                                                     and Chairman

Michael D. A. Ash                   50               Secretary, Treasurer
                                                     and Director

France B. Fasano                    56               Director

Edward Santelli                     65               Director

David L. Rosentzveig                49               Director

Paul D. Okulov                      41               Director of Research,
                                                     Engineering and

                                                     Manufacturing

Jean Pierre Paradis                 43               Director of Production
                                                     and Quality Control

      The following is a brief account of the business experience of each of our directors, executive officers, key employees and consultants during the past five years or more.

      Richard F. Duffy has been our president, chief executive officer and chairman of our board of directors since August 1998. Prior to that date however, he performed various services for us including, but not limited to, coordinating of our initial research and development activities, identifying parts suppliers, assisting us with certain financing activities and helping us to develop a marketing strategy. Mr. Duffy has an extensive background in the areas of finance and administration. From 1968 until 1991 Mr. Duffy worked in the securities industry with various investment firms including Merrill Lynch, Greenshields and Walwyn. In 1991 he left the securities trade to pursue opportunities in direct corporate management. From 1991 until 1997 Mr. Duffy managed international companies in Thailand; Toronto, Canada; Australia and Germany before returning to his roots in Montreal, Canada where he formed his own financial consulting firm, Financial Initiatives, Inc. Mr. Duffy presently serves as president of Financial Initiatives Inc. Mr. Duffy is past president of the Canadian Investment Dealers Association (Atlantic). He has also been a post-secondary lecturer in business and finance and has been a director of various companies and charitable organizations. Mr. Duffy has a degree in Business Administration from the University of Prince Edward Island.

      Michael D. A. Ash has been our secretary, treasurer and a director since December 6, 1999. Mr. Ash has more than twenty five years of business experience. He has been a Chartered Accountant since 1972. Mr. Ash received a Bachelor's Degree in Business Administration from Bishop's University in Quebec, Canada in 1970 where he graduated Magna Cum Laude and received an MBA from Harvard Business School in 1975. Most of Mr. Ash's business career has been spent with the Government of Canada, first with the Office of the Comptroller General in Ottawa and for the eighteen year period ending in January 1999 with a federal regional economic and industrial development agency in Montreal, Canada. There he gained wide ranging exposure to many companies and industrial sectors, ranging from developmental companies to major multi-national corporations. For ten years during this time, Mr. Ash was also a part time lecturer in accounting at Concordia University in Montreal. From February 11, 1999 to the present Mr. Ash has served, as the secretary, treasurer and chief financial officer for The Tirex Corporation, a development stage public company headquartered in Montreal. Mr. Ash is also a founding partner and principal shareholder of Ashbyrne Investments, Inc., a business and financial consulting firm which was formed in July 1999 and is the president, founder and sole shareholder of Ashbyrne Consultants Inc., a business and financial consulting firm which was formed in July 1999.

      France B. Fasano has been a director of our Company since April 1999 and has served as the secretary and treasurer of The Guitron Corporation since August 1997. Since 1997 she has also been an officer and director of Productions Polyart International, Inc., a corporation which she controls.

      Edward Santelli has been a director of our Company since June 1999. Mr. Santelli has extensive business experience in the construction industry. From 1994 to the present he has co-owned Pyramid Snow Services, a Canadian company engaged in the business of snow removal. From 1982 until 1994 he was employed as the president of Dorval Paving Co., a road contractor which he owned. From 1957 until 1982 he was employed in various capacities by Beaver Asphalt Paving Co., Ltd., a road contractor.

      David L. Rosentzveig has been a director of our Company since June 1999. He has been a practicing attorney since June 1976 with the law firm of Mendelsohn, Rosentzveig & Schacter. He is currently a partner in such firm, which serves as counsel to The Guitron Corporation.

      Paul D. Okulov has been our director of research, engineering and manufacturing since December 1998. Mr. Okulov is primarily responsible for the supervision of our research and development and manufacturing operations as well as our engineering requirements. Mr. Okulov has extensive experience in the areas of engineering consulting with an emphasis on problem solving, cost reduction and innovations in the mechanical, electro-mechanical and civil engineering fields. He is a member of the American Society of Mechanical Engineers. Mr. Okulov's work has resulted in numerous inventions 13 of which have been patented and even more of which are expected to be patented in the future. Mr. Okulov's professional experience has included idea conception, design development, and prototype building and testing. He has also assumed responsibility for related research, patenting, manufacturing set-ups and management. From 1977 until 1992 he worked in various capacities at the Moscow Institute of Civil Engineering, Department of Design of Metal Structures including several teaching and consulting positions. From 1992 until 1993 he was employed as a scientific consultant at Browning Thermal Systems, Inc. in Enfield, New Hampshire. From 1993 until 1997 he was employed as a Research and Development Product Manager and thereafter as a Director of Engineering at Biosig Instruments Inc. in Quebec, Canada. From 1992 until 1998 he also worked as a consultant to the automotive and metal works, thermal spray and aircraft industries in the areas of product design and patenting. From September 1, 1998 to the present Mr. Okulov has worked for Innovative Products Resources Ltd., an engineering, consulting, and research and development company which he owns and controls. In 1988 Mr. Okulov received B.S.C. and M.S. degrees in Civil Engineering from the Moscow Institute of Civil Engineering. In 1982 he received a Master's degree in Patent Procedures and Patent Law from the High State Patent Courses in Moscow. In 1985 he received a Ph.D in Mechanical Engineering from the Moscow Institute of Civil Engineering.

      Jean Pierre Paradis has been our director of production and quality control since March 6, 1999. Mr. Paradis has extensive experience in the field of electronics, electronics testing and electronics repair. He is responsible for the oversight of our daily production requirements, staff, and product quality. Mr. Paradis is an accomplished guitarist, bass guitarist and key boarder. From January 1990 until March 1999 he worked as an electronics engineer for Efkay Musical Instruments in Quebec, Canada where he was in charge of the repair department. His duties included the repair and modification of musical instruments and technical consultation. From March 1988 until December 1989 he was employed as a Senior Electronics Engineer and Video and Audio Instructor at Atlantique E'lectroniqe in Montreal, Canada where his duties included repairing, calibrating and modifying various audio and video devices and training the company's technicians. From June 1979 until June 1987 he worked in other musical instrument repair, modification, programming and teaching capacities for various employers in Quebec Canada.

DIRECTORS.

      Our directors receive no cash compensation for their services as board members and are not reimbursed for expenses incurred in connection with attending board meetings. However, during each of the fiscal years ended July 31, 2000 and July 31, 1999 we granted and issued to each of our directors, other than Michael Ash, stock options to purchase 81,250 shares of our common stock at any time during the period ending five years from the date of grant at an exercise price of Cdn $.3077 (approximately US $.21) per share. See "Certain Transactions". All directors hold office until the next annual meeting of the stockholders and until their successors have been duly elected and qualified. Executive officers are elected by and serve at the discretion of the board of directors. There are no family relationships among any of our directors or executive officers. We have adopted a policy requiring that all material affiliated transactions, including, but not limited to loans, contractual arrangements and any forgiveness of loans, be approved by a majority of our independent directors who do not have an interest in the transaction and who had access, at our expense, to our independent legal counsel.

Limitation On Directors' Liabilities

      Our Certificate of Incorporation limits, to the maximum extent permitted under Delaware law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

      Section 145 of the Delaware General Corporation Law, as amended, (the "DGCL") permits us to indemnify our officers, directors or employees against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. The DGCL also permits us to provide indemnification with respect to any criminal act or proceeding, where our officers, directors or employees had no reasonable cause to believe their conduct was unlawful.

      We will not indemnify our directors and officers (a) for any breach of loyalty to us or our stockholders; (b) if a director or officer does not act in good faith; (c) for acts involving intentional misconduct; (d) for acts or omissions falling under Section 174 of the DGCL; or (e) for any transaction for which the director or officer derives an improper benefit. We will indemnify our directors and officers for expenses related to indemnifiable events, and will pay for these expenses in advance. Our obligation to indemnify and to provide advances for expenses are subject to the approval of a review process with a reviewer to be determined by the Board. The rights of our directors and officers will not exclude any rights to indemnification otherwise available under law or under our Certificate of Incorporation.

                             EXECUTIVE COMPENSATION.

      The following table assumes the acquisition of The Guitron Corporation has been effected and sets forth information concerning the total compensation paid or accrued by us during the three fiscal years ended July 31, 2000 to our chief executive officer. No executive officer received annual compensation in excess of $100,000 in any of these fiscal years.

                           Summary Compensation Table

                                  Annual Compensation                              Long-Term Compensation
                                  -------------------                              ----------------------
Name and                 Fiscal Year Ended           Other Annual   Options/   Restricted     LTIP      All Other
Principal Position       July 31,   Salary   Bonus   Compensation     SAR's   Stock Awards   Payouts   Compensation
------------------       --------   ------   -----   ------------     -----   ------------   -------   ------------
Richard Duffy            2000       $65,323  0       $52,928(1)       81,250       0           0           0
Chief Executive Officer
                         1999        0       0       $32,036(2)       81,250       0           0           0

                         1998        0       0       $28,800(3)       0            0(4)        0           0

(1) Represents approximately $1,415 in health benefits provided to Mr. Duffy, approximately $30,195 in consulting fees paid to Mr. Duffy, and approximately $21,318 in consulting fees paid to Financial Initiatives Inc., a financial consulting firm owned by Mr. Duffy's wife, and in which Mr. Duffy is an executive officer. See "Certain Transactions"

(2) Represents approximately $28,800 in consulting fees paid to Financial Initiatives Inc., a financial consulting firm owned by Mr. Duffy's wife, and in which Mr. Duffy is an executive officer. See "Certain Transactions"

(3) Excludes 1,284,290 shares issued on March 15, 1998 to Joan Callaghan, the wife of Richard Duffy.

Stock Option Plans;  Stock  Option/Stock  Appreciation  Right Grants;  Aggregate
Stock Option/Stock Appreciation Right Exercises and Fiscal Year End Stock Option/Stock Appreciation Right Values; Report on Repricing of Stock Options/Stock Appreciation Rights.

      From our inception on August 20, 1997 through July 31, 2000 we did not adopt any stock option plans. During the same period we did not grant or issue any stock appreciation rights. We did however during the fiscal year ended July 31, 2000, grant and issue an aggregate of 160,000 stock options each of which is exercisable for the purchase of 3.25 shares of our common stock. All of these options entitle the holders thereof to purchase shares of our common stock at an exercise price of Cdn $.3077 (approximately US $.21) per share. 25,000 of these options exercisable for the purchase of 81,250 shares of our common stock were issued to the named executive. During the fiscal year ended July 31, 1999, we granted and issued an aggregate of 294,800 stock options. 19,800 of these options were exercised in January 2001 at a price of Cdn $1.00 (approximately US $.67) per share resulting in the issuance of 19,800 shares of The Guitron Corporation. 275,000 of these options entitle the holders thereof to purchase an aggregate of 893,750 shares of our common stock at an exercise price of Cdn $.3077 (approximately US $.21) per share. 25,000 of these latter options exercisable for the purchase of 81,250 shares of our common stock were issued to the named executive. Except as discussed above, during such period, there were no exercises of any of our stock options and no adjustments or amendments to the exercise price of such options.

Long Term Incentive Plan Awards

      We have not made any long-term incentive plan awards since our inception.

Pension Plans

      We do not presently provide pension plans for any of our officers or directors.

Employment Agreements

      During the two fiscal years ended July 31, 1999 we did not have employment agreements with any of our executive officers and paid no cash salary to any of our executive officers. On December 6, 1999 we entered into an Executive Agreement with Richard Duffy, under which Mr. Duffy is employed as our president and chief executive officer. The agreement is for a three year term ending December 5, 2002 and provides for salary compensation at the annual rate of $100,000. The Executive Agreement provides for the payment of bonuses at the sole discretion of our board of directors based upon an evaluation of Mr. Duffy's performance, with payment of any such bonuses to be reviewed annually. The Executive Agreement also provides for the participation by Mr. Duffy in any pension plan, profit-sharing plan, life insurance, hospitalization or surgical program, or insurance program hereafter adopted by us (there are no programs in effect at the present time), reimbursement of business related expenses, the non-disclosure of information which we deem to be confidential to us, non-competition by Mr. Duffy with us for the one-year period following termination of his employment with us (except for termination other than for cause or a termination upon a change in control) and for various other terms and conditions of employment.

      The Executive Agreement also includes severance provisions which provide, among other things, for severance compensation to be paid to Mr. Duffy in the event that Mr. Duffy's employment is terminated by us other than for cause, or by Mr. Duffy for "good reason", as that term is defined in the Executive Agreement, or pursuant to a "change in control" of the Company. Where applicable, the Executive Agreement provides for severance compensation in an amount equal to 200% of the amount of the executive's annual base salary at the time of termination.

      The Executive Agreement further provides that, as compensation, and in lieu of payment in cash of salary, due thereunder, we may, if agreed to by Mr. Duffy, issue unregistered shares of our common stock, valued at a discounted percentage of the average of the bid and ask prices of our stock, as traded in the over-the-counter market and quoted in the OTC Bulletin Board, during part or all of the period in which the salary was earned under the Executive Agreement.

                              CERTAIN TRANSACTIONS

      On December 6, 1999 we entered into a three year employment agreement with Richard F. Duffy, our president and chief executive officer. The agreement provides for an initial annual base salary of $100,000. See "Management-Executive Compensation - Employment Agreements".

      On each of June 25, 1999 and November 30, 1999 The Guitron Corporation granted 25,000 stock options to each of its directors, Richard F. Duffy, France
B. Fasano, Edward Santelli and David L. Rosentzveig in connection with their services as directors of The Guitron Corporation during the fiscal years ended July 31, 1999 and July 31, 2000. Each option is exercisable to purchase one share of common stock of The Guitron Corporation at any time during the five year period commencing on the date of grant at an exercise price of Cdn $1.00 per share. None of these options have been exercised to date. Pursuant to our acquisition of The Guitron Corporation, each option will become exercisable to purchase 3.25 shares of Guitron International Inc. at an exercise price of Cdn $.3077 (approximately US $.21) per share.

      During  the  period  November  10,  1997  through  the  present,  we  have periodically received loans from Productions Polyart International, Inc., a corporation, controlled by France B. Fasano, a director and principal shareholder of our Company. As at July 31, 2000 and January 31, 2000 there was an outstanding principal loan balance due to Productions Polyart International, Inc. of approximately $80,700 and $79,354, respectively. Interest at the rate of 6% per annum is payable on all outstanding loan balances. All principal and interest due on the loan is payable in full no later than July 31, 2001.

      On December 6, 1999 we entered into a two year Consulting Agreement with Ashbyrne Consultants Inc., a Canadian corporation owned by Michael D.A. Ash, an officer and director of our Company. The agreement provides for Ashbyrne Consultants Inc. to provide us with various services, including but not limited to, corporate planning; evaluation of business strategies; financial advice and planning; and corporate management assistance. Pursuant to such agreement, Mr. Ash will be employed as our secretary, treasurer and chief financial officer on a non-salaried basis through December 6, 2001. In consideration of the Consulting Agreement, on January 3, 2000 we issued 500,000 shares of our common stock to Michael D.A. Ash and 1,500,000 shares of our common stock to Ashbyrne 2000 Limited, a corporation controlled by Mr. Ash.

      On September 1, 1997 and March 15, 1998, respectively, The Guitron Corporation sold 1,000,000 and 395,166 founders' shares, to Ubaldo Fasano and Joan Callaghan, the wife of Richard Duffy, at a price of $.00001 and $.001 per share, respectively.

      As of January 15, 1999, The Guitron Corporation issued 25,000 options to Judit Fellegi, the wife of David Rosentzveig, one of our directors. Each option is exercisable to purchase one share of stock of The Guitron Corporation at any time during the five year period ending January 14, 2004 at an exercise price of Cdn $1.00 (approximately US $.67) per share. Pursuant to our acquisition of The Guitron Corporation, each option will become exercisable to purchase 3.25 shares of Guitron International Inc. at an exercise price of Cdn. $.3077 (approximately US $.21) per share.

      On May 17, 1999 The Guitron Corporation sold 6,000 shares, to Judit Fellegi, the wife of David L. Rosentzveig, one of our directors, at the price of Cdn $.90 (approximately US $.61) per share

      On December 7, 1999 The Guitron Corporation sold 27,300 shares to Loryta Investments Ltd., a corporation beneficially owned by the family of Michael D.A. Ash, at a price of Cdn $1.00 (approximately US $.67) per share.

      On December 7, 1999 and January 3, 2000 The Guitron Corporation sold 7,000 and 8,850 shares, respectively to Ashbyrne Investments Inc., a corporation in which Michael D.A. Ash is the principal shareholder, at a price of Cdn $1.00 (approximately US $.67) per share.

      On October 15, 1998 and December 7, 1999 The Guitron Corporation sold 10,000 and 5,000 shares, respectively, to Tersan Consultants Inc., a Canadian corporation owned by Edward Santelli, one of our directors, at a price of Cdn $1.00 (approximately US $.67) per share.

      As of January 6, 1999 The Guitron Corporation issued 100,000 options to Paul D. Okulov, each to purchase one share of stock of The Guitron Corporation at any time during the five year period ending January 5, 2004 at an exercise price of Cdn $1.00 (approximately US$.67) per share. On May 19, 1999 The Guitron Corporation issued 25,000 options to Paul D. Okulov, each to purchase one share of stock of The Guitron Corporation at any time during the five year period ending May 18, 2004 at an exercise price of Cdn $1.00 (approximately US $.67) per share. Pursuant to our acquisition of The Guitron Corporation, each option will become exercisable to purchase 3.25 shares of Guitron International Inc. at an exercise price of Cdn. $.3077 (approximately US $.21) per share.

      During the fiscal years ended July 31, 1998, July 31, 1999, and July 31, 2000 The Guitron Corporation paid financial and management consulting fees in the amounts of Cdn. $41,800 (approximately US $28,800), Cdn. $45,656 (approximately US $31,457), and Cdn $31,700 (approximately US$21,318) respectively, to Financial Initiatives Inc., a financial consulting firm in which Richard Duffy, our president, is an executive officer. Financial Initiatives, Inc. is owned by Mr. Duffy's wife, Joan Callaghan. During the fiscal year ended July 31, 2000 The Guitron Corporation also paid consulting fees directly to Mr. Duffy in the amount of Cdn $44,900 (approximately US $30,195).

      From December 1998 through January 31, 2000, Paul D. Okulov, our Director of Research, Engineering and Manufacturing worked for us, on an independent contractor basis, under an oral agreement that provided for payment to Mr. Okulov or his designee at the rate of Cdn $100 (approximately US $67) per hour. In accordance with the agreement, in lieu of cash payments, on April 15, 1999 and January 3, 2000 The Guitron Corporation issued 80,000 and 100,000 shares of its common stock, respectively, to Mr. Okulov or Innovative Products Resources Inc., a corporation by owned Mr. Okulov. For purposes of amounts invoiced by Mr. Okulov under the agreement, these shares were valued at Cdn $1.00 per share. The foregoing agreement between Mr. Okulov and The Guitron Corporation was terminated by mutual consent effective January 31, 2000.

      On January 31, 2000 The Guitron Corporation entered into a two year contract, effective as of February 1, 2000, with Innovative Products Resources Ltd., a corporation owned by Paul Okulov. In accordance with the contract, Innovative Products Resources Ltd. will manage, direct, supervise and coordinate both our continuing research and development activities respecting the Guitron and our manufacturing operations. Innovative Products Resources Ltd. will also provide assistance with regard to (a) the preparation of any and all patent and trademark applications that we may seek to file; (b) the preparation of budgets and work schedules; and (c) the supervision of certain of our personnel. In consideration of the foregoing, the agreement provides for monthly payments to Innovative Products Resources Ltd. of Cdn. $10,000 (approximately US $6,700) together with related Canadian provincial sales taxes and goods and services taxes. The agreement also provides for the payment of bonuses to Innovative Products Resources Ltd. at the discretion of management, which bonuses, if any, may be paid in cash or stock.

      Since our inception Richard Duffy, France B. Fasano and Ashbyrne 2000 Limited have periodically made loans to us for use as working capital. At July 31, 2000 and January 31, 2001, respectively, the approximate principal balance owed by us on these loans was approximately $82,044 and $155,267 to Richard Duffy, $135,290 and $135,290 to France B. Fasano, and $117,278 and $117,278 to
Ashbyrne 2000 Limited.

                             PRINCIPAL STOCKHOLDERS

      The following table provides certain information with respect to the beneficial ownership of our common stock known by us as of April 16, 2001, after giving effect to the acquisition of The Guitron Corporation, by (a) each person or entity known by us to be the beneficial owner of more than 5% of our common stock, (b) each of our directors, (c) each of our executive officers; and (d) all of our named directors and executive officers as a group. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on April 16, 2001 and all shares of our common stock issuable to the holder in the event of exercise of outstanding options owned by that person which are exercisable within 60 days of April 16, 2001. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse. Amounts shown assume the maximum number of shares being offered are all sold.

                                Shares of
                                Common Stock
                                Beneficially Owned      Percentage Ownership
                                ------------------      --------------------
Name and Address of              Before     After         Before        After
 Beneficial Owner               Offering   Offering     Offering(8)  Offering(9)
-------------------             --------   --------     -----------  -----------
Paul D. Okulov(1)(2)             991,250     892,125       8.78%        7.26%
365 10th Avenue
Lachine, Quebec, Canada
H8S 3E4

Joan Callaghan(14)             1,284,290   1,155,861      11.38%        9.41%
1660 Stravinski Street
Brossard, Quebec, Canada
J4X 2J4

Ashbyrne 2000 Limited(21)      1,500,000   1,350,000      13.29%       10.99%
1 Place du Commerce,
Suite 235
Montreal, Quebec
H3G 1A2

Richard F. Duffy(1)(3)         1,446,790   1,318,361      12.82%       10.73%
1660 Stravinski Street
Brossard, Quebec, Canada
J4X 2J4

Michael D.A. Ash(1)(4)         2,140,238   1,926,215      18.96%       15.68%
Montee Sabourin
St. Bruno, Quebec, Canada
J3V 4P6

France B. Fasano(1)(5)         3,412,500   3,087,500      30.23%       25.13%
450 de la Noue
Nuns' Island, Verdun,
Quebec, Canada
H3E 1S1

Edward Santelli(1)(6)            211,250     206,375       1.87%        1.68%
850 Lakeshore Road
Dorval, Quebec, Canada
H9S 5T9

David L. Rosentzveig(1)(7)       263,250     253,175       2.33%        2.06%
523 Argyle
Westmount, Quebec, Canada
H3Y 3B8

All directors and
executive officers as
a group (5 persons)            7,474,028   6,791,626      66.22%       55.28%

See Footnotes following Selling Stockholders' Table

                              SELLING STOCKHOLDERS

      The following table provides certain information with respect to the beneficial ownership of our common stock known by us as of April 16, 2001 , by each Selling Shareholder, after giving effect to our acquisition of The Guitron Corporation. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on April 16, 2001 and all shares of our common stock issuable to the holder in the event of exercise of outstanding options owned by that person at April 16, 2001 which are exercisable within 60 days of April 16, 2001. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse. Amounts shown assume the maximum number of shares being offered are all sold. The shares being offered by the Selling Stockholders are being registered to permit public secondary trading, and the stockholders may, commencing after the completion and closing of the offering being made by us, offer all or part of their registered shares for resale from time to time. However, the Selling Stockholders are under no obligation to sell all or any portion of their shares. The table below assumes that all shares offered by the Selling Stockholders will be sold. See "Plan of Distribution".

                                          Shares of
                                         Common Stock       Number of Shares
                                      Beneficially Owned       Being Sold        Percentage Ownership
                                      ------------------       ----------        --------------------
Name of                                Before      After                        Before          After
Beneficial Owner                      Offering    Offering                    Offering(8)     Offering(9)
----------------                      --------    --------                    -----------     -----------
Alain Breault                          19,500            0       19,500          (23)             0
Andreas Gaitanis                       48,750            0       48,750          (23)             0
Ashbyrne Investments Inc.(10)          51,513       46,362        5,151          (23)           (23)
Bartholomew Investments Ltd.(11)      128,700            0      128,700         1.14%             0
Carl Ravinsky(12)                     247,000            0      247,000         2.19%             0
C.C.J. Investments Ltd.(24)            19,500            0       19,500          (23)             0
Chris Sarena                           16,250            0       16,250          (23)             0
Diane Desjardins-Ferland                1,625            0        1,625          (23)             0
Earl S. Cohen                          19,500            0       19,500          (23)             0
Edward C. Mungenast                    16,900            0       16,900          (23)             0
Elias Kawkab                           32,500            0       32,500          (23)             0
France B. Fasano (5)                3,412,500    3,087,500      325,000        30.23%         25.13%
Fotini Gassios                         32,500            0       32,500          (23)             0
Frank Zylberberg                       19,500            0       19,500          (23)             0
Gabriel Ricciardelli                   16,900            0       16,900          (23)             0
George Anthony Nelson                   3,250            0        3,250          (23)             0
George Condax                          32,500            0       32,500          (23)             0
George Gaitanis                        16,250            0       16,250          (23)             0
Helen Nicolopoulos                    438,750            0      438,750            4%             0
Ibrahim Geha                           16,250            0       16,250          (23)             0
Jean Pierre Ferland                    32,500            0       32,500          (23)             0
Jean Pierre Paradis(13)               110,500            0      110,500         1.01%             0
Jean Pilote                             3,250            0        3,250          (23)             0
Jeremiah O. Spitzberg                  16,900            0       16,900          (23)             0
Joan Callaghan(14)                  1,284,290    1,155,861      128,429        11.38%          9.41%
Joelle Mamane                          19,500            0       19,500          (23)             0
John Amaral                            32,500            0       32,500          (23)             0
Judit Fellegi(15)                     100,750       90,675       10,075          (23)           (23)
Jules Brossard                         19,500            0       19,500          (23)             0
Kosta Alichos                          19,500            0       19,500          (23)             0
Tersan Consultants(16)                 48,750       43,875        4,875          (23)           (23)
Loryta Investments Ltd.(17)            88,725       79,853        8,872          (23)           (23)
3517942 Canada Inc.(25)                32,500            0       32,500          (23)             0
Marc Ian Leiter                        19,500            0       19,500          (23)             0
Martin Desrosiers                      19,500            0       19,500          (23)             0
Martine Lauziere(18)                   39,000            0       39,000          (23)             0
Marvin Chankowsky                      32,500            0       32,500          (23)             0
Michael Garonce                        19,500            0       19,500          (23)             0
Michael Rosentzveig                    19,500            0       19,500          (23)             0
Patricia Havtiov                       32,500            0       32,500          (23)             0
Patrick Riga                           16,250            0       16,250          (23)             0
Paul D. Okulov(2)                     991,250      892,125       99,125         8.78%          7.26%
Raymond Boucher                         3,250            0        3,250          (23)             0
Barbara Green Mariano                  16,250            0       16,250          (23)             0
Richard Ferland                        12,058            0       12,058          (23)             0
Sandra Abitan                          19,500            0       19,500          (23)             0
Shirley Rosentzveig                    39,000            0       39,000          (23)             0
Stan Kolethras                         16,250            0       16,250          (23)             0
Vijay Kachru                           22,750            0       22,750          (23)             0
Zax Management Ltd.(26)                19,500            0       19,500          (23)             0
3535843 Canada Inc.(19)               462,475      299,975      162,500          4.1%          2.44%
Michael D.A. Ash(20)                  500,000      450,000       50,000         4.43%          3.66%
Ashbyrne 2000 Limited(21)           1,500,000    1,350,000      150,000        13.29%         10.99%
Frances Katz Levine(22)               299,650            0      299,650         2.65%             0
Scott Rapfogel(22)                    299,650            0      299,650         2.65%             0

(1) The business address of the beneficial owner is c/o Guitron International Inc., 38 Place Du Commerce, Suite 230, Nuns' Island, Montreal, Quebec, Canada H3E1T8

(2) Includes (a) 552,500 shares owned by IPR Innovative Products Resources, Inc., a company owned by Mr. Okulov; and (b) 406,250 shares issuable to Mr. Okulov upon the exercise of stock options at an exercise price of Cdn. $.3077 (approximately US $.21) per share.

(3) Includes (a) 1,284,290 shares owned by Mr. Duffy's wife, Joan Callaghan; and (b) 162,500 shares issuable upon the exercise of stock options at an exercise price of Cdn. $.3077 (approximately US $.21) per share. See "Certain Transactions"

(4) Includes (a) 1,500,000 shares owned by Ashbyrne 2000 Limited, a corporation in which Mr. Ash is a principal shareholder; (b) 51,513 shares owned by Ashbyrne Investments Inc., a corporation in which Mr. Ash is a principal shareholder; and (c) 88,725 shares owned by Loryta Investments Inc., a corporation which is beneficially owned by the family of Mr. Ash. See "Certain Transactions"

(5) Includes 162,500 shares issuable upon the exercise of stock options at an exercise price of Cdn. $.3077 (approximately US $.21) per share. See "Certain Transactions"

(6) Includes (a) 48,750 shares owned by Tersan Consultants Inc., a Canadian corporation owned by Mr. Santelli; and (b) an additional 162,500 shares issuable upon the exercise of stock options at an exercise price of Cdn. $.3077 (approximately US $.21) per share. See "Certain Transactions"

(7) Includes 19,500 shares and an additional 81,250 shares issuable upon the exercise of stock options at an exercise price of Cdn $.3077 (approximately US $.21 per share) owned by Mr. Rosentzveig's wife, Judit Fellegi. Excludes (a) 462,475 shares owned by 3535843 Canada Inc., a Canadian corporation, in which Mr. Rosentzveig is a minority shareholder with ownership of less than 10% of such corporation's issued and outstanding shares; and (b) an additional 162,500 shares issuable upon the exercise of stock options at an exercise price of Cdn. $.3077 (approximately US $.21) per share. See "Certain Transactions"

(8) Based upon 11,286,635 shares issued and outstanding including 1,413,750 shares issuable upon the exercise of outstanding stock options that are exercisable within the next 60 days.

(9) Based upon 12,286,635 shares issued and outstanding including 1,413,750 shares issuable upon the exercise of outstanding stock options that are exercisable within the next 60 days.

(10) Excludes (i) 1,500,000 shares owned by Ashbyrne 2000 Limited, a corporation in which Michael D.A. Ash, a principal shareholder of Ashbyrne Investments Inc is a principal shareholder; (ii) 500,000 shares owned directly by Michael D.A. Ash; and (iii) 88,725 shares owned by Loryta Investments Inc., a corporation which is beneficially owned by the family of Mr. Ash. See "Certain Transactions".

(11) Bartholomew Investments Ltd. is a corporation beneficially owned by the family of Terence C. Byrne.

(12) Includes 195,000 shares issuable to Mr. Ravinsky upon the exercise of stock options at an exercise price of Cdn $.3077 (approximately US $.21) per share.

(13) Includes 48,750 shares issuable to Mr. Paradis upon the exercise of stock options at an exercise price of Cdn $.3077 (approximately US $.21) per share.

(14) Ms. Callaghan is the wife of Richard F. Duffy, our president and chief executive officer. Excludes 162,500 shares issuable upon the exercise of stock options owned by Richard F. Duffy, each of which is exercisable at a price of Cdn. $.3077 (approximately US $.21) per share. See "Certain Transactions"

(15) Ms. Fellegi is the wife of David L. Rosentzveig, one of our directors. Includes 81,250 shares issuable upon the exercise of stock options at an exercise price of Cdn $.3077 (approximately US $.21) per share. Excludes
      (i) 162,500 shares issuable upon the exercise of stock options owned by David L. Rosentzveig, each of which is exercisable at a price of Cdn. $.3077 (approximately US $.21) per share; and (ii) 462,475 shares owned by 3535843 Canada Inc., a Canadian corporation in which Mr. Rosentzveig is a minority shareholder, with ownership of less than 10% of such corporation's issued and outstanding shares. See "Certain Transactions"

(16) Tersan Consultants Inc. is a corporation owned by Edward Santelli, one of our directors. Excludes 162,500 shares issuable upon the exercise of stock options owned by Edward Santelli, each of which is exercisable at a price of Cdn. $.3077 (approximately US $.21) per share. See "Certain Transactions"

(17) Loryta Investments Ltd. is a corporation, beneficially owned by the family of Michael D.A. Ash. Excludes (a) 500,000 shares owned directly by Mr. Ash; (b) 1,500,000 shares owned by Ashbyrne 2000 Ltd., a corporation in which Mr. Ash is a principal shareholder; and (c) 51,513 shares owned directly by Ashbyrne Investments Inc., a corporation in which Mr. Ash is a principal shareholder. See "Certain Transactions"

(18) Includes 32,500 shares issuable to Martine Lauziere upon the exercise of stock options at an exercise price of Cdn $.3077 (approximately US $.21) per share.

(19) 3535843 Canada Inc. is a Canadian corporation, one of the shareholders of which is David L. Rosentzveig, one of our directors. Mr. Rosentzveig owns less than 10% of the outstanding stock of such corporation. The corporation is owned by approximately 30 partners from the law firm of Mendelsohn, Rosentzveig & Schacter.

(20) Excludes (a) 1,500,000 shares owned by Ashbyrne 2000 Ltd., a corporation in which Mr. Ash is a principal shareholder; (b) 51,513 shares owned by Ashbyrne Investments Inc., a corporation in which Mr. Ash is a principal shareholder; and (c) 88,725 shares owned by Loryta Investments Inc., a corporation beneficially owned by the family of Michael Ash. See "Certain Transactions".

(21) Excludes (a) 51,513 shares owned by Ashbyrne Investments Inc., a corporation in which Michael Ash, the principal shareholder of Ashbyrne 2000 Limited is a principal shareholder; (b) 500,000 shares owned directly by Michael Ash, and (c) 88,725 shares owned by Loryta Investments Inc., a corporation beneficially owned by the family of Mr. Ash.

(22) These shares were issued in consideration of legal services including, but not limited to, general corporate work and the preparation of this prospectus and related documents.

(23)  Less than 1%

(24)  C.C.J. Investments Ltd. is a corporation owned by Manuel Schacter

(25)  3517942 Canada Inc. is a corporation owned by Lynda Godon

(26)  Zax Management Ltd. is a corporation owned by Max Rosentzveig.

                            DESCRIPTION OF SECURITIES

General

      Under our Articles of Incorporation, we are authorized to issue 20,000,000 shares of Common Stock, $.001 par value per share. At April 16, 2001, we had issued and outstanding 2,599,300 shares of Common Stock. Assuming the acquisition of The Guitron Corporation had taken place on April 16, 2001, and further assuming that all presently outstanding options of The

Guitron Corporation were exercised by the holders thereof immediately prior to such acquisition, there would be 11,286,635 shares of our common stock issued and outstanding as at such date.

Common Stock

      The holders of shares of Common Stock are entitled to dividends when and as declared by our Board of Directors from funds legally available therefore and, upon liquidation, are entitled to share pro rata in any distribution to common shareholders. Holders of Common Stock have one non-cumulative vote for each share held. There are no pre-emptive, conversion or redemption privileges, nor sinking fund provisions, with respect to our Common Stock. All of our outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

Outstanding Stock Options

      Giving present effect to the acquisition of The Guitron Corporation, there are currently outstanding 435,000 stock options, each to purchase 3.25 shares of our common stock. Accordingly, the exercise of all of these outstanding options would result in the issuance of an aggregate of 1,413,750 shares of our common stock. All of these options are exercisable at an exercise price of Cdn $.3077 (approximately US $.21) per share. 25,000 of the latter options were granted as of January 15, 1999 and may be exercised at any time during the 5 year period ending January 14, 2004. 50,000 of the latter options were granted on May 19, 1999 and may be exercised at any time during the five year period ending May 18, 2004. 100,000 of the latter options were granted on June 25, 1999 and may be exercised at any time during the five year period ending June 24, 2004. 60,000 of the latter options were granted on October 25, 1999 and may be exercised at any time during the two and one half year period ending April 24, 2002. 100,000 of the latter options were granted on November 30, 1999 and may be exercised at any time during the five year period ending November 29, 2004. 100,000 of the latter options were granted as of January 6, 1999 and may be exercised at any time during the 5 year period ending January 5, 2004.

Penny Stock Rules

      At the present time, there is no public market for our stock. However, it is expected that upon the successful completion and closing of this public offering, our common stock will be traded in the over-the-counter market and that trading activity will be reported on the OTC Electronic Bulletin Board.

      The United States Securities and Exchange Commission "Securities Enforcement and Penny Stock Reform Act of 1990" requires special disclosure relating to the trading of any stock defined as a "penny stock". Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share and is not listed on The Nasdaq Small Cap Stock Market or a major stock exchange. These regulations subject all broker-dealer transactions involving such securities to special "Penny Stock Rules". Following the completion of this offering the commencement of trading of our common stock, and the foreseeable future thereafter, the market price of our common stock is expected to be substantially less than $5 per share. Accordingly, should anyone wish to sell any of our shares through a broker-dealer, such sale will be subject to the Penny Stock Rules. These Rules will affect the ability of broker-dealers to sell our shares (and will therefore also affect the ability of purchasers in this offering to re-sell their shares in the secondary market, if such a market should ever develop.)

      The Penny Stock Rules impose special sales practice requirements on broker-dealers who sell shares defined as a "penny stock" to persons other than their established customers or "Accredited Investors." Among other things, the Penny Stock Rules require that a broker-dealer make a special suitability determination respecting the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. In addition, the Penny Stock Rules require that a broker-dealer deliver, prior to any transaction, a disclosure schedule prepared in accordance with the requirements of the Commission relating to the penny stock market. Disclosure also has to be made about commissions payable to both the broker-dealer and the registered representative and the current quotations for the securities. Finally, monthly statements have to be sent to any holder of such penny stocks disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the rule may affect the ability of broker-dealers to sell our shares and may affect the ability of holders to sell our shares in the secondary market. Accordingly, for so long as the Penny Stock Rules are applicable to our common stock, it may be difficult to trade such stock because compliance with the Penny Stock Rules can delay or preclude certain trading transactions. This could have an adverse effect on the liquidity and price of our common stock.

Delaware Anti-Takeover Law

      We are not presently subject to Section 203 of the DGCL and will not become subject to Section 203 in the future unless, among other things, our common stock is (i) listed on a national securities exchange; (ii) authorized for quotation on the NASDAQ Stock Market; or (iii) held of record by more than 2,000 stockholders. If Section 203 should become applicable to us in the future, it could prohibit or delay a merger, takeover or other change in control of our Company and therefore could discourage attempts to acquire us. Section 203 restricts certain transactions between a corporation organized under Delaware law and any person holding 15% or more of the corporation's outstanding voting stock, together with the affiliates or associates of such person (an "Interested Stockholder"). Section 203 prevents, for a period of three years following the date that a person became an Interested Stockholder, the following types of transactions between the corporation and the Interested Stockholder (unless certain conditions, described below, are met): (a) mergers or consolidations,
(b) sales, leases, exchanges or other transfers of 10% or more of the aggregate assets of the corporation, (c) issuances or transfers by the corporation of any stock of the corporation which would have the effect of increasing the Interested Stockholder's proportionate share of the stock of any class or series of the corporation, (d) any other transaction which has the effect of increasing the proportionate' share of the stock of any class or series of the corporation which is owned by the Interested Stockholder and (e) receipt of the Interested Stockholder of the benefit (except proportionately as a stockholder) of loans, advances, guarantees, pledges or other financial benefits provided by the corporation.

      The three-year ban does not apply if either the proposed transaction or the transaction by which the Interested Stockholder became an Interested Stockholder is approved by the board of directors of the corporation prior to the time such stockholder becomes an Interested Stockholder. Additionally, an Interested Stockholder may avoid the statutory restriction if, upon the consummation of the transaction whereby such stockholder becomes an Interested Stockholder, the stockholder owns at least 85% of the outstanding voting stock of the corporation without regard to those shares owned by the corporation's officers and directors or certain employees stock plans. Business combinations are also permitted within the three-year period if approved by the board of directors and authorized at an annual or special meeting of stockholders by the holders of at least two-thirds of the outstanding voting stock not owned by the Interested Stockholder. In addition, any transaction is exempt from the statutory ban if it is proposed at a time when the corporation has proposed, and a majority of certain continuing directors of the corporation have approved, a transaction with a party who is not an Interested Stockholder (or who becomes such with approval of the board of directors) if the proposed transaction involves (a) certain mergers or consolidations involving the corporation, (b) a sale or other transfer of over 50% of the aggregate assets of the corporation, or (c) a tender or exchange offer for 50% or more of the outstanding voting stock of the corporation.

Transfer Agent

      Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004 will act as the Transfer Agent for our common stock.

                              PLAN OF DISTRIBUTION

Shares Offered and Sold by Us

      A minimum of 250,000 and a maximum of 1,000,000 shares will be offered and sold by us through our officers. No selling discounts, commissions or other form of remuneration will be paid by us in connection with this offering. We will however, reimburse our officers for any out of pocket expenses incurred by them. We must sell a minimum of 250,000 shares within the offering period to complete the offering. The shares are being offered by us subject to prior sale, to acceptance of an offer to purchase, to approval of certain legal matters by our counsel and to certain other conditions. We reserve the right to withdraw or cancel such offers and to reject orders in whole or in part. The offering period will commence on the date of this prospectus and end no later than 30 days thereafter unless extended by us, in our sole and absolute discretion, up to an additional 15 days. If at least 250,000 shares are sold within the offering period, the remaining 750,000 shares will be offered until they are all sold, until the offering period expires, or until the offering is terminated by us. You will not be entitled to a return of your subscription funds during the offering period.

      The proceeds received by us from the sale of our shares will be placed in escrow with Continental Stock Transfer and Trust Company, our escrow agent, no later than noon of the next business day following receipt. In the event that we do not sell 250,000 or more shares within the offering period, including all extensions thereof, this offering will be withdrawn and all funds will be promptly returned to you without interest or deduction. Upon the sale of at least 250,000 shares by us hereby, and the consummation of our acquisition of The Guitron Corporation, we have the right, but not the obligation, to withdraw funds from the escrow account pursuant to a closing or series of closings, upon the completion of each of which, subscribers whose funds have been withdrawn from escrow will become shareholders of ours. We may however, in our sole and absolute discretion, defer such closing or closings until the sale of all 1,000,000 shares offered by us hereby, expiration of the offering period or such earlier time as we deem appropriate. In all events, trading of our common stock will not commence until after the offering of shares by us has been completed.

      The price at which the shares are being offered by us has been established without independent appraisal by management and has no relationship to our book value per share, earnings, or other generally accepted measurements of value. Up to 10% of the shares offered and sold by us in the offering may be purchased by present shareholders of The Guitron Corporation or Guitron International Inc., including officers and directors of these corporations.

How to Subscribe for Shares Being Offered and Sold By Us

      If you desire to subscribe for shares offered by us in this offering, you must complete a subscription agreement and pay the entire subscription amount by money order, certified, bank or cashier's check, upon subscribing. You must deliver the subscription agreement directly to us. Checks and money orders must be made payable to "Continental Stock Transfer and Trust Company, Escrow Agent for Guitron International Inc." To invest in this offering you must purchase a minimum of 500 shares.

      By signing the subscription agreement you are making a binding offer to buy shares. The subscription agreement also constitutes your agreement to indemnify us against liabilities incurred because of any misstatements and omissions you make in the subscription agreement. All subscriptions are subject to acceptance by us.

Shares Offered and Sold by the Selling Stockholders

      The shares offered by the Selling Stockholders may be sold or distributed from time to time by the Selling Stockholders or by pledgees, donees or transferees of, or successors in interest to, the Selling Stockholders directly to one or more purchasers, including pledgees, or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. We will pay the expenses incurred to register the shares being offered by the Selling Stockholders for resale, but the Selling Stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The commission or discount which may be received by any member of the National Association of Securities Dealers, Inc. in connection with these sales will not be greater than 8%.

      The distribution of the shares may be effected in one or more of the following methods:

      o ordinary brokers transactions, which may include long or short sales, o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,

      o "at the market" to or through market makers or into an existing market for the common stock,

      o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents, or

      o any combination of the foregoing, or by any other legally available means.

      In addition, the Selling Stockholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of shares of common stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

      Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Such compensation as to a particular broker-dealer may be in excess of customary commissions. The Selling Stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. No Selling Stockholder can presently estimate the amount of such compensation.

      Each Selling Stockholder and any other person participating in a distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, Selling Stockholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered hereby.

      Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus. There can be no assurance that the Selling Stockholders will sell any or all of the shares of common stock offered by them hereunder.

                         SHARES ELIGIBLE FOR FUTURE SALE

      Assuming the sale of the maximum offering amount, upon consummation of our acquisition of The Guitron Corporation and the offering, we will have 10,872,885 shares of common stock issued and outstanding. Of these shares, the 1,000,000 shares sold in the offering together with all shares that can be sold in this offering by the selling shareholders will be freely tradeable without restriction or further registration under the Securities Act, except for any of such shares purchased by an "affiliate" of ours as defined in SEC Rule 144 which will be subject to the resale limitations under Rule 144.

      In general, under Rule 144, a person or persons whose shares are required to be aggregated, who has beneficially owned shares of common stock for a period of one year, including a person who may be deemed an "affiliate", is entitled to sell, within any three-month period, a number of shares not exceeding 1% of the total number of outstanding shares of such class. A person who is not an "affiliate" of ours and who has beneficially owned shares for at least two years is entitled to sell such shares under Rule 144 without regard to the volume limitations described above. Under Rule 144, an "affiliate" of an issuer is a person that directly or indirectly through the use of one or more intermediaries controls, is controlled by, or is under common control with, such issuer.

      If a public market develops for our common stock, we are unable to predict the effect that sales made under Rule 144 or other sales may have on the then prevailing market price of our common stock. Subject to the resale rules, 1,800,000 of our presently outstanding shares of Common Stock will be immediately eligible for sale under Rule 144. Thereafter, upon the first anniversary date of our acquisition of The Guitron Corporation, all shares of our common stock that are issued in the acquisition will become eligible for sale pursuant to Rule 144.

                        DISCLOSURE OF COMMISSION POSITION
                        ON INDEMNIFICATION FOR SECURITIES
                                 ACT LIABILITIES

      Insofar as indemnification for liabilities may be permitted to directors, officers and controlling persons pursuant to Section 145 of the Delaware General Corporation Law, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy and is, therefore, unenforceable. See "Management - Directors - Limitation on Directors Liability".

                                  LEGAL MATTERS

      Levine & Rapfogel, Esqs., 621 Clove Road, Staten Island, New York 10310 have rendered an opinion as our counsel, that the shares offered hereby by our officers, when issued and sold, will be legally issued, fully paid and nonassessable. Frances Katz Levine and Scott E. Rapfogel, attorneys with Levine & Rapfogel, each own 299,650 shares of our common stock.

                                     EXPERTS

      The financial statements included in this prospectus, and elsewhere in the registration statement as of July 31, 2000, and July 31, 1999 and from August 20, 1997 (date of inception), to July 31, 2000, have been audited by Pinkham & Pinkham, P.C., independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

      The report of Pinkham & Pinkham, P.C. covering the two years ended July 31, 2000 contains an explanatory paragraph that states that we have incurred losses since inception and have limited liquidity and capital resources, which raises substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of reported assets amounts or the amounts and classification of liabilities that might result from the outcome of that uncertainly.

                             ADDITIONAL INFORMATION

      We have filed with the principal office of the Securities and Exchange Commission in Washington, D.C., a registration statement on Form SB-2 relating to the shares offered in this prospectus. This prospectus does not contain all of the information included in the registration statement and the exhibits thereto, to which reference is now made. Each statement made in this prospectus concerning a document filed as an exhibit to the registration statement is not necessarily complete and is qualified in its entirety by reference to such exhibit for a complete statement of its provisions. You may inspect the registration statement and its exhibits without charge, or obtain a copy of all or any portion thereof, at prescribed rates, at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. See "Where You Can Get More Information".

      We are not currently a reporting company under the Securities Exchange Act of 1934, and therefore we have not filed any reports with the Securities and Exchange Commission. Upon completion of this offering we intend to file reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, and to furnish to our security holders annual reports containing audited financial statements reported on by our independent auditors.

                           GUITRON INTERNATIONAL INC.

                          (A Development Stage Company)

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----

Independent Auditors Report                                                  F1

Balance Sheets as of July 31, 2000 and July 31, 1999                         F2

Statements of Operations for the years ended
July 31, 2000 and July 31, 1999; and for the period

August 20, 1997 (Date of Inception) to July 31, 2000                         F3

Statements of Stockholders' Equity (Deficit) for the years

ended July 31, 1998, July 31, 1999 and July 31, 2000                         F4

Statements of Cash Flows for the years ended July 31, 2000 and July 31, 1999; and for the period August 20, 1997

(Date of Inception) to July 31, 2000;                                        F5

Notes to Financial Statements                                                F7

Balance Sheet as of January 31, 2001                                         F12

Statements of Operations for the

six months ended January 31, 2001 (unaudited)
and for the period August 20, 1997
(Date of Inception)
to January 31, 2001 (unaudited)                                              F13

Statements of Stockholders Equity (Deficit)

for the years ended July 31, 1999 and July 31, 2000

and for the six months ended January 31, 2001 (unaudited)                    F14

Statements of Cash Flows for the six months

ended January 31, 2001 (unaudited) and for the period

August 20, 1997(Date of Inception) to January 31, 2001

(unaudited)                                                                  F15

Notes to Financial Statements                                                F17

                            Pinkham & Pinkham, P.C.

                          Certified Public Accountants

This is the report Pinkham & Pinkham, PC, CPA's will issue on the accompanying financial statements of Guitron International, Inc., subject to the finalization and completion of the restructuring scheme in respect of the businesses to be injected into the company as described in Note 1 to the accompanying financial statements. If the restructuring scheme is modified or not completed, there would be significant changes to the report.

                    Report of Independent Public Accountants

Board of Directors
Guitron International, Inc.

We have audited the accompanying balance sheets of Guitron International, Inc. (a development stage company) as of July 31, 2000 and 1999 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended July 31, 2000 and 1999, and for the cumulative period from August 20, 1997, (date of inception) to July 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Guitron International, Inc. (a development stage company) at July 31, 2000 and 1999, and the results of their operations, and their cash flows for the year ended July 31, 2000 and 1999, and for the cumulative period from August 20, 1997, (date of inception) to July 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company is still in the development stage and it cannot be determined at this time that the technology acquired will be developed to a productive stage. In 2000 and 1999, the Company experienced net losses and had limited liquidity and capital resources. The Company's uncertainty as to its productivity and its ability to raise sufficient capital, raise doubt about the entity's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                           \s\ Pinkham & Pinkham, P.C.

                                           Pinkham & Pinkham, P.C.
                                           Certified Public Accountants

November 21, 2000
Cranford, New Jersey

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                                  Balance Sheet
                                    July 31,

                                     Assets

                                                         2000            1999
                                                     -----------    -----------
Current assets
  Cash                                               $     4,351    $        --
  Sales tax receivable                                    24,284         15,547
  R&D Investment tax credit receivable                   119,764         70,455
  Inventory                                                8,489             --
                                                     -----------    -----------
                                                         156,888         86,002

Property and equipment, at cost, net of accumulated
  depreciation and amortization                           24,972         13,415

Other assets
  Security deposits                                        3,854          1,241
                                                     -----------    -----------
                                                     $   185,714    $   100,658
                                                     ===========    ===========

                  Liability and Stockholders' Equity (Deficit)

Current liabilities
  Notes payable - bank                               $        --    $    80,133
  Current portion of long-term debt                        6,698          6,985
  Accounts payable and accrued expenses                  221,169         87,593
                                                     -----------    -----------
                                                         227,867        174,711
                                                     -----------    -----------
Other liabilities
  Long term debt (net of current portion)                 60,282         85,301
  Loans from affiliated companies                         80,700         94,426
  Loan from officers                                     334,612          3,517
                                                     -----------    -----------
                                                         475,594        183,244
                                                     -----------    -----------
Stockholders' equity (deficit)
  Common stock-20,000,000 shares authorized,
    9,808,535 shares issued and outstanding                9,809          5,594
  Additional paid-in-capital                           1,359,422        357,622
  Deficit accumulated during the development stage    (1,899,558)      (631,155)
  Unrealized gain on foreign exchange                     12,580         10,642
                                                     -----------    -----------
                                                        (517,747)      (257,297)
                                                     -----------    -----------
                                                     $   185,714    $   100,658
                                                     ===========    ===========

                        See notes to financial statements

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                            Statements of Operations

                                                                           Cumulative
                                                                           Period from
                                                                           August 20,
                                                                              1997
                                                Year           Year         (Date of
                                                Ended          Ended      Inception) to
                                              July 31,       July 31,       July 31,
                                                2000           1999           2000
                                             -----------    -----------    -----------
Revenue                                      $        --    $        --    $        --
                                             -----------    -----------    -----------
Operations
  General and administrative                     818,982         18,690        925,440
  Depreciation and amortization                    5,242          3,524          9,634
  Research and development                       430,073        303,674        952,148
                                             -----------    -----------    -----------
Total expense                                  1,254,297        325,888      1,887,222
                                             -----------    -----------    -----------
Loss before other income and expenses         (1,254,297)      (325,888)    (1,887,222)

Other expenses
  Interest expense                               (14,106)       (13,491)       (30,620)
                                             -----------    -----------    -----------
Net loss                                      (1,268,403)      (339,379)    (1,917,842)

Extraordinary item - early extinguishments
  of debt                                             --         18,284         18,284
                                             -----------    -----------    -----------
Net loss and Comprehensive loss              $(1,268,403)   $  (321,095)   $(1,899,558)
                                             -----------    -----------    -----------
Net loss and Comprehensive
 loss per common share                       $      (.16)   $      (.07)   $      (.34)
Weighted average shares of common
 stock outstanding                             8,088,365      4,863,970      5,651,489
                                             ===========    ===========    ===========

                        See notes to financial statements

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                  Statements of Stockholders' Equity (Deficit)

                                                                                  Deficit
                                                                                Accumulated
                                                                    Additional     During      Unrealized
                                      Common Stock                   Paid-in    Development     Foreign
                                         Shares       Amount         Capital       Stage        Exchange          Total
                                        ---------   -----------   -----------    -----------    -----------     ----------
Issuance of common stock                4,579,790   $     4,580   $    (4,303)   $        --    $        --    $       277
Stock issued for services                  69,875            70         4,238             --             --          4,308
Government grants                              --            --        76,080             --             --         76,080
Unrealized gain on foreign exchange            --            --            --             --         11,979         11,979
Net loss for year                              --            --            --       (310,060)            --       (310,060)
                                      -----------   -----------   -----------    -----------    -----------    -----------
Balance at July 31, 1998                4,649,665         4,650        76,015       (310,060)        11,979       (217,416)

Issuance of common stock                  653,250           653       126,354             --             --        127,007
Stock issued for services                 290,728           291        59,069             --             --         59,360
Government grants                              --            --        96,184             --             --         96,184
Unrealized loss on foreign exchange            --            --            --             --         (1,337)        (1,337)
Net loss for year                              --            --            --       (321,095)            --       (321,095)
                                      -----------   -----------   -----------    -----------    -----------    -----------
Balance at July 31, 1999                5,593,643         5,594       357,622       (631,155)        10,642       (257,297)

Issuance of common stock                  801,287           801       165,003             --             --        165,804
Stock issued for services               3,413,605         3,414       717,592             --             --        721,006
Government grants                              --            --       120,931             --             --        120,931
Unrealized loss on foreign exchange            --            --            --             --            212            212
Net loss for year                              --            --            --     (1,268,403)            --     (1,268,403)
                                      -----------   -----------   -----------    -----------    -----------    -----------
Balance at July 31, 2000                9,808,535   $     9,809   $ 1,361,148    $(1,899,558)   $    10,854    $  (517,747)
                                      ===========   ===========   ===========    ===========    ===========    ===========

                        See notes to financial statements

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                            Statements of Cash Flows

                                                                                Cumulative
                                                                                Period from
                                                                                 August 20,
                                                       Year           Year         1997
                                                      Ended          Ended       (Date of
                                                     July 31,       July 31,   Inception) to
                                                      2000           1999      July 31, 2000
                                                  -----------    -----------    -----------
Cash flows from operating activities:
  Net loss and comprehensive loss                 $(1,268,403)   $  (321,095)   $(1,899,558)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
  Depreciation and amortization                         5,242          3,524          9,634
  Stock issued in exchange for services               721,006         59,360        784,674
  Unrealized gain (loss) on foreign exchange              212         (1,337)        10,854
  Early extinguishments of debt                                      (18,284)       (18,284)

Change in assets and liabilities:
  Increase in:
  Sales tax receivable                                 (8,737)        (3,151)       (24,284)
  R&D investment tax credit receivable                (49,309)       (47,238)      (119,764)
  Inventory                                            (8,489)            --         (8,489)
   (Decrease) increase in:
    Accounts payable and accrued expenses             133,576        (20,658)       221,169
                                                  -----------    -----------    -----------
Net cash used in operating activities                (474,902)      (348,879)    (1,044,048)
                                                  -----------    -----------    -----------
Cash flow from investing activities:
  Purchase of property and  equipment                 (16,799)       (11,316)       (34,606)
  Increase  in security deposits                       (2,613)            --         (3,854)
                                                  -----------    -----------    -----------
Net cash used in investing activities                 (19,412)       (11,316)       (38,460)
                                                  -----------    -----------    -----------
Cash flows from financing activities:
  Proceeds from notes payable                              --         13,712         80,133
  Proceeds from long-term debt                             --         53,505        115,566
  Payments on long-term debt                         (105,438)       (23,280)      (128,718)
  Loan from affiliated companies                           --         71,266         94,426
  Payments to affiliated companies                    (13,727)            --        (13,727)
  Loans from directors                                331,095          3,517        334,612
  Proceeds from issuance of common stock              165,804        127,007        293,088
  Proceeds from grants                                120,931         96,184        293,195
  Proceeds from insurance company                          --         18,284         18,284
                                                  -----------    -----------    -----------
  Net cash provided by financing activities           498,665        360,195      1,086,859
                                                  -----------    -----------    -----------
  Net increase in cash and cash  equivalents            4,351             --          4,351

  Cash and cash equivalents - beginning
   of year                                                 --             --             --
                                                  -----------    -----------    -----------
  Cash and cash equivalents - end of year         $     4,351    $        --    $     4,351
                                                  ===========    ===========    ===========

                        See notes to financial statements

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                      Statements of Cash Flows (continued)

Supplemental Disclosure of Non-Cash Activities:

  During the Year ended July 31, 2000, stock was issued in exchange for services performed and expenses in the amount of $721,006.

Supplemental Disclosure of Cash Flow Information:

                                                                    Cumulative
                                                                    Period from
                                                                     August 20,
                                        Year          Year             1997
                                        Ended         Ended          (Date of
                                       July 31,      July 31,      Inception) to
                                        2000           1999        July 31, 2000
                                      -------         -------      -------------
Interest paid                         $14,106         $10,595         $30,620
                                      -------         -------         -------
Income taxes paid                     $     0         $     0         $     0
                                      -------         -------         -------

                        See notes to financial statements

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

Note 1 - Summary of Accounting Policies
         Nature of Business

         Guitron International, Inc. (the "Company") was incorporated under the laws of the State of Delaware on December 6, 1999 for the specific purpose of acquiring Guitron Canada , which was formed on August 20, 1997. Guitron Canada was formed to develop, manufacture and sell a unique musical instrument known as the GUITRON and related music products. As of July 31, 2000 the Company's financial statements reflect the operations of Guitron Canada as well as the equity activity of Guitron International, Inc. as if the reorganization had been consummated.

         Reorganization of Guitron Canada

         Guitron International, Inc. will acquire Guitron Canada upon the completion of the sale of the minimum amount within the offering period and prior to the release from escrow of the proceeds from such sales.

         As of July 31, 2000 and at the time of the acquisition, the following securities are and will be issued and outstanding in Guitron Canada:
         (i) not more than 2,218,226 Guitron Canada shares and (ii) Guitron Canada Stock Options to purchase not more 454,800 Guitron Canada shares. Pursuant to the acquisition:

         (a) All of the outstanding Guitron Canada shares will be exchanged for 3.25 common shares of the Company. This will result in the issuance of a total of 7,209,235 shares of the common stock.

         (b) The exercise rights under all outstanding Guitron Canada Stock Options will be changed to provide that, for each one Guitron Canada share purchasable under the option, the option holder will be able to purchase 3.25 common shares of the Company; this will result in there being a total of 1,478,100 of the Company's common shares subject to future issuance pursuant to the exercise of presently outstanding Guitron Canada Stock Options.

         For accounting purposes the Company recorded the reorganization as a pooling of interests and not as a purchase.

         Fair Value of Financial Instruments

         The carrying amount of the Company's financial instruments, which principally include cash, receivables, accounts payable and accrued expenses, approximates fair value due to the relatively short maturity of such instruments.

         The fair values of the Company's debt instruments are based on the amount of future cash flows associated with each instrument discounted using the Company's borrowing rate. At July 31, 2000, the carrying value of all financial instruments was not materially different from fair value.

         Development Stage

         At July 31, 2000 the Company is still in the development stage. The operations consist mainly of raising capital, obtaining financing, developing equipment, obtaining customers and supplies, installing and testing equipment and administrative activities.

         Cash and Cash Equivalents

         For purposes of the statement of cash flows all certificates of deposits with maturities of 90 days or less, were deemed to be cash equivalents.

         Receivables

         Management believes that all receivables as of July 31, 2000 were fully collectible; therefore, no allowances for doubtful accounts were recorded.

         Property and Equipment

         Property and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the accelerated method over the estimated useful lives of three to five years.

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

Note 1 - Summary of Accounting Policies (continued)
         Property and Equipment (continued)

         Repairs and maintenance costs are expensed as incurred while additions and betterments are capitalized. The cost and related accumulated depreciation and amortization of assets sold or retired are eliminated from the accounts and any gain or losses are reflected in earnings.

         Estimates

         Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Adoption of Statement of Accounting Standard No. 123

         In 1998, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 encourages, but does not require companies to record at fair value compensation cost for stock-based compensation plans. The Company has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The difference between the fair value method of SFAS-123 and APB 25 is immaterial.

         Adoption of Statement of Accounting Standard No. 128

         In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS 128). SFAS 128 changes the standards for computing and presenting earnings per share (EPS) and supersedes Accounting Principles Board Opinion No. 15, "Earnings per Share." SFAS 128 replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. This Statement requires restatement of all prior-period EPS data presented.

         As it relates to the Company, the principal differences between the provisions of SFAS 128 and previous authoritative pronouncements are the exclusion of common stock equivalents in the determination of Basic Earnings Per Share and the market price at which common stock equivalents are calculated in the determination of Diluted Earnings Per Share.

         Basic earnings per common share is computed using the weighted average number of shares of common stock outstanding for the period. Diluted earnings per common share is computed using the weighted average number of shares of common stock and dilutive common equivalent shares related to stock options and warrants outstanding during the period.

         For the Year ended July 31, 2000, primary loss per share was the same as basic loss per share and fully diluted loss per share was the same as diluted loss per share. A net loss was reported in 2000, and accordingly, in those years the denominator was equal to the weighted average outstanding shares with no consideration for outstanding options and warrants to purchase shares of the Company's common stock, because to do so would have been anti-dilutive. Stock options for the purchase of 1,478,100 shares were not included in loss per share calculations, because to do so would have been anti-dilutive.

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

Note 1 - Summary of Accounting Policies (continued)
         Foreign Exchange

         Assets and liabilities of the Company, which are denominated in foreign currencies, are translated at exchange rates prevailing at the balance sheet date. Revenues and expenses are translated at average rates throughout the year.

         Revenue Recognition

         Revenue is recognized when the product is shipped to the customer.

         Income Taxes

         The Company has net operating loss carryovers of approximately $1,900,000 as of July 31, 2000, expiring in the year 2015. However, based upon present Internal Revenue regulations governing the utilization of net operating loss carryovers where the corporation has issued substantial additional stock, most of this loss carryover may not be available to the Company.

         The Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, effective July 1998. SFAS No.109 requires the establishment of a deferred tax asset for all deductible temporary differences and operating loss carryforwards. Because of the uncertainties discussed in Note 2, however, any deferred tax asset established for utilization of the Company's tax loss carryforwards would correspondingly require a valuation allowance of the same amount pursuant to SFAS No. 109. Accordingly, no deferred tax asset is reflected in these financial statements.

         The Company has research and development investment tax credits receivable from Canada and Quebec amounting to $119,764 at July 31, 2000.

Note 2 -Going Concern

         As shown in the accompanying financial statements, the Company incurred a cumulative net loss of approximately, $1,900,000 as of July 31, 2000. In addition, the Company has a negative working capital of approximately $71,000 and a stockholders' deficit of approximately, $518,000.

         The Company, which is in the development stage, is currently in the process of formulating a plan to effect a public offering, the proceeds of which would be used for working capital, capital acquisitions and sales and marketing expenses. The ability of the Company to continue as a going concern is dependent on the success of the plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3-  Property and Equipment

         As of July 31, 2000 property and equipment consisted of the following:

         Samples                                                    $   10,189
         Furniture, fixtures and equipment                               7,129
         Leasehold improvements                                          2,063
         Computer                                                       15,225
                                                                    ----------
                                                                        34,606
        Less accumulated depreciation and amortization                   9,634
                                                                    ----------
                                                                    $   24,972
                                                                    ==========

         Depreciation and amortization expense charged to operations was $5,242 for the twelve months ended July 31, 2000.

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

Note 4-  Notes Payable

         The Company has available a Cdn $180,000 (approximately US$119,443) line of credit which bears interest at 25%. At July 31, 2000 there was $0.00 outstanding against this line of credit. The note is collateralized by virtually all of the assets of the company.

Note 5-  Long-Term Debt

         Loans payable under the Program for the Development of Quebec SME's based on 50% of approved eligible costs for the preparation of market development studies in certain regions. Loans are unsecured and non-interest bearing. (If the Company defaults the loans become interest bearing).

         Loan payable over four years commencing
         January 2001, due January 2004                              $  66,980

         Current portion                                                 6,698
                                                                      --------
                                                                      $ 60,282
                                                                      ========

         Minimum principal repayments of each of the next four years as follows:

                 2001                                               $    6,698
                 2002                                                   13,396
                 2003                                                   20,094
                 2004                                                   26,792
                                                                      --------
                                                                      $ 66,980
                                                                      ========
Note 6-  Related Party Transactions

         The Company entered into an employment agreement with the executive officer on December 6, 1999 that provides for an annual salary of $100,000 a year plus benefits. The employment agreement calls for a term of three years. In addition to the employment services, the officer agrees not to compete with the Company for a year following the termination of employment. If the officer is terminated other than for cause or for "good reason", the terminated officer will be paid twice the amount of their base salary for twelve months.

Note 7-  Common Stock

         During the twelve months ended July 31, 2000 the Company issued common stock to individuals in exchange for services performed totaling $721,006. The dollar amounts assigned to such transactions have been recorded at the fair value of the services received, because the fair value of the services received was more evident than the fair value of the stock surrendered.

Note 8-  Stock Option

         The Company has stock options outstanding to purchase 1,478,100 shares of common stock which expire at various dates through November 2004. The exercise price ranges from $.16 to $.21 with the weighted average exercise price equal to $.21.

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

Note 8-  Stock Option (continued)
         Compensatory Common Stock Options

                                                                           Compensation Cost
                                                                          For the Year Ended
                                                    Number of Shares         July 30, 2000
                                                    ----------------      ------------------
         Stock options granted during the year
           ended July 31, 1999                           958,100              $        --
         Stock options granted during the year
           ended July 31, 2000                           520,000                       --
         Stock options exercised during the years
          ended July 31, 1999 and July 31, 2000               --                       --
                                                       ---------              -----------
         Balance at July 31, 2000                      1,478,100              $        --
                                                       =========              ===========


Note 9-  Government Assistance

         The Company receives financial assistance from Revenue Canada and Revenue Quebec in the form of scientific research tax credit based on applications submitted by the company. During the Year ended July 31, 2000 the company received or has receivables of approximately $120,931 which have been recorded as additional paid in capital.

Note 10- Commitments

         The Company leases office space on a month-to-month basis with a monthly rent of $3,455 plus a proportionate share of all water, taxes, business taxes, and other similar taxes and rates, which may be levied or imposed upon the premises. Under the terms of the lease, the Company is required to obtain adequate public liability and property damage insurance.

         Rental expense for the twelve months ended July 31, 2000 amounted to $24,497.

         The Company entered into two marketing agreements as follows:

            1.) Effective September 1, 1999 through August 31, 2001, for every $100,000 of net receipts, the individual will receive 1,000 shares of Guitron Canada common stock (3,250 shares of Guitron International) with a maximum of 9,000 Guitron Canada shares (29,250 shares of Guitron International).

            2.) Effective for a 30-month term when the commercial development of the Guitron has been completed (March 2001) for every $100,000 of net receipts the individual will receive 10,000 shares of Guitron Canada common stock (32,500 shares of Guitron International) with a maximum of 264,000 Guitron Canada Shares (858,000 shares of Guitron International).

Note 11- Loan from Officers

         The loan from officers is non-interest bearing and has no specific terms of repayment.

Note 12- Loans from Affiliated Companies

         These loans represent advances from a company that is controlled by a director and principal shareholder of the Company. Interest is computed at 6% per annum. All principal and interest is due no later than July 31, 2001.

Note 13- Extraordinary Item

         The   Company   realized   an   extraordinary   item   from  the  early
         extinguishment of a long-term debt. The Company had purchased life insurance on a director of the Company in an amount equal to the outstanding balance of a bank note. Upon his death the insurance policy's proceeds of $18,284 were used to pay off the loan.

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                                  Balance Sheet
                                January 31, 2001

                                     Assets

Current assets
Cash                                                                $    60,150
Sales tax receivable                                                     11,863
R&D Investment tax credit receivable                                     97,717
Inventory                                                                12,652
                                                                    -----------
                                                                        182,382

Property and equipment, at cost, net of accumulated
depreciation and amortization                                            23,237

Other assets
Security deposits                                                           742
                                                                    -----------
                                                                    $   206,361
                                                                    ===========

                  Liability and Stockholders' Equity (Deficit)

Current liabilities
Current portion of long-term debt                                   $     6,698
Accounts payable and accrued expenses                                   305,751
                                                                    -----------
                                                                        312,449
                                                                    -----------
Other liabilities
Long term debt (net of current portion)                                  60,282
Loans from affiliated companies                                          79,354
Loan from officers                                                      424,458
                                                                    -----------

                                                                        564,094
                                                                    -----------

Stockholders' equity (deficit)
Common stock-20,000,000 shares authorized,
 9,872,885hares issued and outstanding                                    9,873
Additional paid-in-capital                                            1,409,042
Deficit accumulated during the development stage                     (2,103,459)
Unrealized gain on foreign exchange                                      14,362
                                                                    -----------
                                                                       (670,182)
                                                                    -----------
                                                                    $   206,361
                                                                    ===========

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                            Statements of Operations

                                                                    Cumulative
                                                                    Period from
                                                        Six         August 20,
                                                       Months       1997 (Date
                                                       Ended       of inception)
                                                     January 31,     To January
                                                        2001          31, 2001
                                                    -----------     -----------
Revenue                                             $        --     $        --
                                                    -----------     -----------
Operations
  General and administrative                            113,999       1,039,437
  Depreciation and amortization                           3,148          12,782
  Research and development                               82,005       1,034,153
                                                    -----------     -----------
Total expenses                                          199,152       2,086,374
                                                    -----------     -----------
Loss before other income and expenses                  (199,152)     (2,086,374)

Other expenses
  Interest expense                                       (4,749)        (35,369)
                                                    -----------     -----------
Net loss                                               (203,901)     (2,121,743)

Extraordinary item - early extinguishments
   of debt                                                   --          18,284

Net loss and Comprehensive loss                     $  (203,901)    $(2,103,459)
                                                    ===========     ===========
Net loss and Comprehensive
 loss per common share                              $      (.02)    $      (.34)

Weighted average shares of common
stock outstanding                                     9,818,677       6,265,882
                                                    ===========     ===========

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                  Statements of Stockholders' Equity (Deficit)

                                                                                   Deficit
                                                                                 Accumulated
                                                                   Additional      During       Unrealized
                                      Common Stock                  Paid-in      Development      Foreign
                                         Shares       Amount        Capital         Stage        Exchange         Total
                                      ------------  -----------   -----------    -----------    -----------     ----------
Issuance of common stock                4,579,790   $     4,580   $    (4,303)   $        --   $         --    $       277
Stock issued for services                  69,875            70         4,238             --             --          4,308
Government grants                              --            --        76,080             --             --         76,080
Unrealized gain on foreign exchange            --            --            --             --         11,979         11,979
Net loss for year                              --            --            --       (310,060)            --       (310,060)
                                        ---------   -----------   -----------    -----------    -----------    -----------
Balance at July 31, 1998                4,649,665         4,650        76,015       (310,060)        11,979       (217,416)

Issuance of common stock                  653,250           653       126,354             --             --        127,007
Stock issued for services                 290,728           291        59,069             --             --         59,360
Government grants                              --            --        96,184             --             --         96,184
Unrealized loss on foreign exchange            --            --            --             --         (1,337)        (1,337)
Net loss for year                              --            --            --       (321,095)            --       (321,095)
                                        ---------   -----------   -----------    -----------    -----------    -----------
Balance at July 31, 1999                5,593,643         5,594       357,622       (631,155)        10,642       (257,297)

Issuance of common stock                  801,287           801       165,003             --             --        165,804
Stock issued for services               3,413,605         3,414       717,592             --             --        721,006
Government grants                              --            --       120,931             --             --        120,931
Unrealized loss on foreign exchange            --            --            --             --            212            212
Net loss for year                              --            --            --     (1,268,403)            --     (1,268,403)
                                        ---------   -----------   -----------    -----------    -----------    -----------
Balance at July 31, 2000                9,808,535         9,809     1,361,148     (1,899,558)        10,854       (517,747)

Issuance of common stock                   64,350            64        11,376             --             --         11,440
Government grants                              --            --        36,518             --             --         36,518
Unrealized loss on foreign exchange            --            --            --             --          3,508          3,508
Net loss for year                              --            --            --       (203,901)            --       (203,901)
                                        ---------   -----------   -----------    -----------    -----------    -----------
Balance at January 31, 2001             9,872,885   $     9,873   $ 1,409,042    $(2,103,459)   $    14,362    $  (670,182)
                                        =========   ===========   ===========    ===========    ===========    ===========

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                            Statements of Cash Flows

                                                                    Cumulative
                                                                   Period from
                                                                    August 20,
                                                        Six           1997
                                                       Months       (Date of
                                                       Ended      Inception) to
                                                    January 31,    January 31,
                                                       2001           2001
                                                    -----------    ------------
Cash flows from operating activities:
  Net loss                                          $  (203,901)   $(2,103,459)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
  Depreciation and amortization                           3,148         12,782
  Stock issued in exchange for services                      --        784,674
  Unrealized gain on foreign exchange                     3,508         14,362
  Early extinguishments of debt                              --        (18,284)

Change in assets and liabilities:
  (Decrease) increase in:
  Sales tax receivable                                   12,421        (11,863)
  R&D investment tax credit receivable                   22,047        (97,717)
  Inventory                                              (4,163)       (12,652)
   Increase in:
   Accounts payable and accrued expenses                 84,582        305,751
                                                    -----------    -----------
Net cash used in operating activities                   (82,358)    (1,126,406)
                                                    -----------    -----------
Cash flow from investing activities:
  Purchase of property and equipment                     (1,413)       (36,019)
  Decrease in security deposits                           3,112           (742)
                                                    -----------    -----------
Net cash used in investing activities                     1,699        (36,761)
                                                    -----------    -----------
Cash flows from financing activities:
  Proceeds from notes payable                                --         80,133
  Proceeds from long-term debt                               --        115,566
  Payments on long-term debt                                 --       (128,718)
  Loans from affiliated companies                            --         94,426
  Payments to affiliated companies                       (1,346)       (15,073)
  Loans from directors                                   89,846        424,458
  Proceeds from issuance of common stock                 11,440        304,528
  Proceeds from grants                                   36,518        329,713
  Proceeds from insurance company                            --         18,284
                                                    -----------    -----------
   Net cash provided by financing activities            136,458      1,223,317
                                                    -----------    -----------
   Net increase in cash and cash equivalents             55,799         60,150

  Cash and cash equivalents - beginning
    of period                                             4,351             --
                                                    -----------    -----------
Cash and cash equivalents - end of period           $    60,150    $    60,150
                                                    ===========    ===========

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                      Statements of Cash Flows (continued)

Supplemental Disclosure of Non-Cash Activities:

Supplemental Disclosure of Cash Flow Information:

                                                                 Cumulative
                                                                Period from
                                                                 August 20,
                                              Six                  1997
                                             Months              (Date of
                                             Ended             Inception) to
                                          January 31,            January 31,
                                             2001                  2001
                                         ------------           ----------

  Interest paid                          $      4,749           $   35,369
                                         ============           ==========
  Income taxes paid                      $         --           $       --
                                         ============           ==========

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

Note 1 -Summary of Accounting Policies
         Nature of Business

         Guitron International, Inc. (the "Company") was incorporated under the laws of the State of Delaware on December 6, 1999 for the specific purpose of acquiring Guitron Canada , which was formed on August 20, 1997. Guitron Canada was formed to develop, manufacture and sell a unique musical instrument known as the GUITRON and related music products. As of January 31, 2001 the Company's financial statements reflect the operations of Guitron Canada as well as the equity activity of Guitron International, Inc. as if the reorganization had been consummated.

         Reorganization of Guitron Canada

         Guitron International, Inc. will acquire Guitron Canada upon the completion of the sale of the minimum amount within the offering period and prior to the release from escrow of the proceeds from such sales.

         As of January 31, 2001 and at the time of the acquisition, the following securities are and will be issued and outstanding in Guitron
         Canada: (i) not more than 2,238,026 Guitron Canada shares and (ii) Guitron Canada Stock Options to purchase not more 435,000 Guitron Canada shares. Pursuant to the acquisition:

         (a) All of the outstanding Guitron Canada shares will be exchanged for 3.25 common shares of the Company. This will result in the issuance of a total of 7,273,585 shares of the common stock.

         (b) The exercise rights under all outstanding Guitron Canada Stock Options will be changed to provide that, for each one Guitron Canada share purchasable under the option, the option holder will be able to purchase 3.25 common shares of the Company; this will result in there being a total of 1,413,750 of the Company's common shares subject to future issuance pursuant to the exercise of presently outstanding Guitron Canada Stock Options.

         For accounting purposes the Company recorded the reorganization as a pooling of interests and not as a purchase.

         Fair Value of Financial Instruments

         The carrying amount of the Company's financial instruments, which principally include cash, receivables, accounts payable and accrued expenses, approximates fair value due to the relatively short maturity of such instruments.

         The fair values of the Company's debt instruments are based on the amount of future cash flows associated with each instrument discounted using the Company's borrowing rate. At January 31, 2001, the carrying value of all financial instruments was not materially different from fair value.

         Development Stage

         At January 31, 2001 the Company is still in the development stage. The operations consist mainly of raising capital, obtaining financing, developing equipment, obtaining customers and supplies, installing and testing equipment and administrative activities.

         Cash and Cash Equivalents

         For purposes of the statement of cash flows all certificates of deposits with maturities of 90 days or less, were deemed to be cash equivalents.

         Receivables

         Management believes that all receivables as of January 31, 2001 were fully collectible; therefore, no allowances for doubtful accounts were recorded.

         Property and Equipment

         Property and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the accelerated method over the estimated useful lives of three to five years.

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

Note 1 - Summary of Accounting Policies (continued)
         Property and Equipment (continued)

         Repairs and maintenance costs are expensed as incurred while additions and betterments are capitalized. The cost and related accumulated depreciation and amortization of assets sold or retired are eliminated from the accounts and any gain or losses are reflected in earnings.

         Estimates

         Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Adoption of Statement of Accounting Standard No. 123

         In 1998, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 encourages, but does not require companies to record at fair value compensation cost for stock-based compensation plans. The Company has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The difference between the fair value method of SFAS-123 and APB 25 is immaterial.

         Adoption of Statement of Accounting Standard No. 128

         In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS 128). SFAS 128 changes the standards for computing and presenting earnings per share (EPS) and supersedes Accounting Principles Board Opinion No. 15, "Earnings per Share." SFAS 128 replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. This Statement requires restatement of all prior-period EPS data presented.

         As it relates to the Company, the principal differences between the provisions of SFAS 128 and previous authoritative pronouncements are the exclusion of common stock equivalents in the determination of Basic Earnings Per Share and the market price at which common stock equivalents are calculated in the determination of Diluted Earnings Per Share.

         Basic earnings per common share is computed using the weighted average number of shares of common stock outstanding for the period. Diluted earnings per common share is computed using the weighted average number of shares of common stock and dilutive common equivalent shares related to stock options and warrants outstanding during the period.

         For the six months ended January 31, 2001, primary loss per share was the same as basic loss per share and fully diluted loss per share was the same as diluted loss per share. A net loss was reported in 2001, and accordingly, in those years the denominator was equal to the weighted average outstanding shares with no consideration for outstanding options and warrants to purchase shares of the Company's common stock, because to do so would have been anti-dilutive. Stock options for the purchase of 1,413,750 shares were not included in loss per share calculations, because to do so would have been anti-dilutive.

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

Note 1 - Summary of Accounting Policies (continued)
         Foreign Exchange

         Assets and liabilities of the Company, which are denominated in foreign currencies, are translated at exchange rates prevailing at the balance sheet date. Revenues and expenses are translated at average rates throughout the year.

         Revenue Recognition

         Revenue is recognized when the product is shipped to the customer.

         Income Taxes

         The Company has net operating loss carryovers of approximately $2,100,000 as of January 31, 2001, expiring in the year 2016. However, based upon present Internal Revenue regulations governing the utilization of net operating loss carryovers where the corporation has issued substantial additional stock, most of this loss carryover may not be available to the Company.

         The Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, effective July 1998. SFAS No.109 requires the establishment of a deferred tax asset for all deductible temporary differences and operating loss carryforwards. Because of the uncertainties discussed in Note 2, however, any deferred tax asset established for utilization of the Company's tax loss carryforwards would correspondingly require a valuation allowance of the same amount pursuant to SFAS No. 109. Accordingly, no deferred tax asset is reflected in these financial statements.

         The Company has research and development investment tax credits receivable from Canada and Quebec amounting to $ 97,717at January 31, 2001.

Note 2 - Going Concern

         As shown in the accompanying financial statements, the Company incurred a cumulative net loss of approximately, $2,100,000 as of January 31, 2001. In addition, the Company has a negative working capital of approximately $130,000 and a stockholders' deficit of approximately, $670,000.

         The Company, which is in the development stage, is currently in the process of formulating a plan to effect a public offering, the proceeds of which would be used for working capital, capital acquisitions and sales and marketing expenses. The ability of the Company to continue as a going concern is dependent on the success of the plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 - Property and Equipment

         As of January 31, 2001 property and equipment consisted of the following:

         Samples                                                   $    10,189
         Furniture, fixtures and equipment                               7,854
         Leasehold improvements                                          2,258
         Computer                                                       15,729
                                                                   -----------
                                                                        36,030
         Less accumulated depreciation and amortization                 12,793
                                                                   -----------
                                                                   $    23,237
                                                                   ===========

         Depreciation and amortization expense charged to operations was $3,148 for the six months ended January 31, 2001.

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

Note 4-  Notes Payable

         The Company has available a Cdn $180,000 (approximately US$119,443) line of credit which bears interest at 25%. At January 31, 2001 there was $0.00 outstanding against this line of credit. The note is collateralized by virtually all of the assets of the company.

Note 5-  Long-Term Debt

         Loans payable under the Program for the Development of Quebec SME's based on 50% of approved eligible costs for the preparation of market development studies in certain regions. Loans are unsecured and non-interest bearing. (If the Company defaults the loans become interest bearing).

         Loan payable over four years commencing
         January 2001, due January 2004                                $ 66,980

         Current portion                                                  6,698
                                                                      ---------
                                                                       $ 60,282
                                                                      ---------
         Minimum principal repayments of each of the next four years as follows:

                 2001                                                  $  6,698
                 2002                                                    13,396
                 2003                                                    20,094
                 2004                                                    26,792
                                                                      ---------
                                                                      $  66,980
                                                                      =========

Note 6-  Related Party Transactions

         The Company entered into an employment agreement with the executive officer on December 6, 1999 that provides for an annual salary of $100,000 a year plus benefits. The employment agreement calls for a term of three years. In addition to the employment services, the officer agrees not to compete with the Company for a year following the termination of employment. If the officer is terminated other than for cause or for "good reason", the terminated officer will be paid twice the amount of their base salary for twelve months.

Note 7 -Stock Option

         The Company has stock options outstanding to purchase 1,413,750 shares of common stock, which expire at various dates through November 2004, at an exercise price of $.21.

                           GUITRON INTERNATIONAL, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

Note 7 -Stock Option (continued)
        Compensatory Common Stock Options


                                                                              Compensation Cost
                                                                            For the Period Ended
                                                         Number of Shares      January 31, 2001
                                                         ----------------      ----------------

        Stock options granted during the year
          ended July 31, 1999                                   958,100          $         --
        Stock options granted during the year
          ended July 31, 2000                                   520,000                    --
        Stock options exercised during the period
         ended January 31, 2001                                 (64,350)                   --
                                                              ---------          ------------
        Balance at January 31, 2001                           1,413,750          $         --
                                                              =========          ============

Note 8 - Government Assistance

         The Company receives financial assistance from Revenue Canada and Revenue Quebec in the form of scientific research tax credit based on applications submitted by the company. During the six months ended
         January 31, 2001 the company received or has receivables of approximately $97,000, which have been recorded as additional, paid in capital. As of February 2001, the company received the amounts relating to the year end July 31, 2000.

Note 9 - Commitments

         The Company leases office space on a month-to-month basis with a monthly rent of $3,455 plus a proportionate share of all water, taxes, business taxes, and other similar taxes and rates, which may be levied or imposed upon the premises. Under the terms of the lease, the Company is required to obtain adequate public liability and property damage insurance.

         Rental expense for the six months ended January 31, 2001 amounted to $20,467.

         The Company entered into two marketing agreements as follows:

            1.) Effective September 1, 1999 through August 31, 2001, for every $100,000 of net receipts, the individual will receive 1,000 shares of Guitron Canada common stock (3,250 shares of Guitron International) with a maximum of 9,000 Guitron Canada shares (29,250 shares of Guitron International).

            2.) Effective for a 30-month term when the commercial development of the Guitron has been completed (March 2001) for every $100,000 of net receipts the individual will receive 10,000 shares of Guitron Canada common stock (32,500 shares of Guitron International) with a maximum of 264,000 Guitron Canada Shares (858,000 shares of Guitron International).

Note 10- Loan from Officers

         The loan from officers is non-interest bearing and has no specific terms of repayment.

Note 11- Loans from Affiliated Companies

         These loans represent advances from a company that is controlled by a director and principal shareholder of the Company. Interest is computed at 6% per annum. All principal and interest is due no later than January 31, 2001.

Note 12- Extraordinary Item

         The   Company   realized   an   extraordinary   item   from  the  early
         extinguishment of a long-term debt. The Company had purchased life insurance on a director of the Company in an amount equal to the outstanding balance of a bank note. Upon his death the insurance policy's proceeds of $18,284 were used to pay off the loan.

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by us. This Prospectus does not constitute an offer to any person in any jurisdiction in which such an offer would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                4,302,910 Shares

                                     GUITRON

                               INTERNATIONAL INC.

                                   ----------

                                   PROSPECTUS

                                   ----------

                                 April 20, 2001

--------------------------------------------------------------------------------

Until        ,2001 (25 days  from  the  date of  this  Prospectus),  all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

                           GUITRON INTERNATIONAL INC.

                                     PART II

Item 24. Indemnification of Directors and Officers

      Our certificate of incorporation limits the liability of our directors and officers to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:
(i) breach of the directors' duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
(iii) the unlawful payment of a dividend or unlawful stock purchase or redemption, and (iv) any transaction from which the director derives an improper personal benefit. Delaware law does not permit a corporation to eliminate a director's duty of care, and this provision of our Certificate of Incorporation has no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director's breach of the duty of care.

      The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against our directors and officers in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      INSOFAR AS INDEMNIFICATION FOR LIABILITIES MAY BE PERMITTED TO OUR DIRECTORS, OFFICERS AND CONTROLLING PERSONS PURSUANT TO THE FOREGOING
PROVISIONS, OR OTHERWISE, WE HAVE BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THIS TYPE OF INDEMNIFICATION IS AGAINST PUBLIC POLICY AND IS, THEREFORE, UNENFORCEABLE.

 Corporate Takeover Provisions

      Section 203 of the Delaware General Corporation Law

      We are not presently subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Under Section 203, certain "business combinations" between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an "interested stockholder" are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its original certificate of incorporation not to be governed by Section 203 (we did not make such an election) (ii) the business combination was approved by the Board of Directors of the corporation before the other party to the business combination became an interested stockholder (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to render or vote stock held by the plan) or,
(iv) the business combination was approved by the Board of Directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the majority of the corporation's directors. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an "interested stockholder," transactions with an "interested stockholder" involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as a stockholder who, together with affiliates and associates, owns (or, within three years prior, did own) 15% or more of a Delaware corporation's voting stock. If it should become applicable to us in the future, Section 203 could prohibit or delay a merger, takeover or other change in control of our company and therefore could discourage attempts to acquire us.

Item 25. Other Expenses of Issuance and Distribution

      The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered.

   SEC Registration Fee ..........................................     $ 1,304
   NASD Filing Fee................................................     $   930
   Blue Sky Filing Fees...........................................     $ 2,000
   Printing and Engraving Expenses ...............................     $13,000
   Legal Fees and Expenses .......................................     $  0 (1)
   Accounting Fees and Expenses ..................................     $15,000
   Transfer Agent's Fees and Expenses ............................     $ 2,000
   Escrow Agent's Fees and Expenses...............................     $ 2,500
   Miscellaneous Expenses ........................................     $ 3,266
                                                                       -------
     TOTAL ESTIMATED EXPENSES ....................................     $40,000

      All such expenses will be borne by us.

(1) Legal fees and expenses related to this offering have been paid by the issuance of shares of our common stock. The parties receiving such shares also received additional shares in connection with providing us with legal services involving general corporate work.

Item 26. Recent Sales of Unregistered Securities

      On January 3, 2000, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, we issued an aggregate of 2,599,300 shares of our common stock to Michael D.A. Ash (500,000 shares), Ashbyrne 2000 Limited (1,500,000 shares), Frances Katz Levine (299,650 shares) and Scott Rapfogel (299,650 shares). All of the foregoing persons are sophisticated investors, are familiar with our business activities and were given full and complete access to any corporate information requested by them and did in fact review extensive corporate information.

      The shares issued to Michael D.A. Ash and Ashbyrne 2000 Limited were issued in connection with consulting services which were valued at an aggregate of $424,000. The shares issued to Frances Katz Levine and Scott Rapfogel were issued in connection with legal services which were valued at an aggregate of $127,052.

      Pursuant to our acquisition of The Guitron Corporation which will take place following the sale of the minimum offering amount, all of the 2,238,026 then issued and outstanding shares of The Guitron Corporation will each be exchanged for 3.25 shares of our common stock. 2,218,226 of these shares of The Guitron Corporation are held by an aggregate of 51 persons who acquired them during the period September 1, 1997 through June 15, 2000 at prices ranging from approximately $.00001 per share to approximately $.67 per share. 19,800 of those shares are held by 1 person who acquired them on January 2, 2001 pursuant to the exercise of stock options at a price of approximately .67 per share. 46 of such issuances by The Guitron Corporation were made to Canadian or other foreign residents and were not subject to US securities laws. 5 of such issuances by The Guitron Corporation were made to US residents in reliance on Section 4(2) of the Securities Act of 1933, as amended. Pursuant to the acquisition, all 435,000 issued and outstanding stock options of The Guitron Corporation will be exercisable to purchase 3.25 shares of our common stock. The Guitron Corporation options are held by 9 persons who acquired them during the period January 6, 1999 through November 30, 1999. All of such options were issued to Canadian and other foreign residents and therefore were not subject to U.S. securities laws.

Item 27. Exhibits

EXHIBIT NO.                             ITEM
-----------                             ----

  2.1    Form of Agreement and Plan of Reorganization among
         The Guitron Corporation, a Canadian corporation, Guitron
         International Inc., and the shareholders of The Guitron Corporation

  2.2    Form of Shareholder's Power of Attorney*

  2.3    Form of Shareholders Letter of Transmittal and
         Custody Agreement*

  3.1 Certificate of Incorporation of Guitron International Inc. filed December 6, 1999*

  3.2 Certificate of Incorporation of The Guitron Corporation filed August 20, 1997.*

  3.3    By-Laws of Guitron International Inc.*

  4.1    Specimen Common Stock Certificate**

  4.2    Form of Subscription Agreement

  5.1    Opinion and Consent of Counsel

 10.1 Executive Agreement dated December 6, 1999 between Guitron International Inc. and Richard Duffy*

 10.2 Marketing and Consulting Agreement dated September 29, 1999 between The Guitron Corporation and Marvin Chankowsky*

 10.3 Marketing Agreement dated September 1, 1999 between The Guitron Corporation and Jean Pilote*

 10.4 Consulting Agreement dated December 6, 1999 between Guitron International Inc. and Ashbyrne Consultants Inc.*

 10.5 Form of Escrow Agreement between the Company and Continental Stock Transfer & Trust Company*

 10.6 Loan Agreement dated as of July 30, 1999 between The Guitron Corporation and Productions Polyart International Inc.*

 10.7 Service Agreement dated January 31, 2000 between The Guitron Corporation and Innovative Products Resources Ltd.*

  21 Subsidiaries - We presently have no subsidiaries. Following the receipt of the minimum offering proceeds we will acquire The Guitron Corporation, making such corporation a wholly owned subsidiary of ours.

  23 Consent of Pinkham & Pinkham, P.C., independent certified public accountants

*  Previously filed
** To be filed by amendment

Item 28. Undertakings.

    (a) Rule 415 Offering.

      The undersigned issuer hereby undertakes that it will:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii)  Reflect  in  the   prospectus   any  facts  or  events  which,
      individually   or  together,   represent  a  fundamental   change  in  the
      information in the registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

           (b) Indemnification

      Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such court.

           (c) Rule 430  A

           The undersigned issuer will:

      (1) For determining any liability under the Securities Act, treat the information in the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus file by the small business issuer under rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as at the time the Commission declared it effective.

      (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                  SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Montreal, Canada on April 19, 2001.

                                    GUITRON INTERNATIONAL INC.

                                    By: /s/ Richard F. Duffy
                                        --------------------
                                    Richard F. Duffy, President, Chief Executive
                                    Officer and Chairman of the Board of
                                    Directors

      Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form SB-2 has been signed by the following persons in their respective capacities with Guitron International Inc. and on the dates indicated.

 SIGNATURE                                  TITLE                      DATE
 ---------                                  -----                      ----

/s/ Richard F. Duffy                President, Chief Executive
------------------------            Officer and Chairman of the
Richard F. Duffy                    Board of Directors            April 19, 2001

/s/ Michael D.A. Ash                Treasurer, Chief Financial
------------------------            and Accounting Officer and    April 19, 2001
                                    Director
Michael D.A. Ash

Majority of the Board of Directors

/s/ Richard F. Duffy                Director
------------------------
Richard F. Duffy                                                  April 19, 2001

/s/ Michael D.A. Ash                Director
------------------------
Michael D.A. Ash                                                  April 19, 2001

/s/ France B. Fasano                Director
------------------------
France B. Fasano                                                  April 19, 2001

/s/ Edward Santelli                 Director
------------------------
Edward Santelli                                                   April 19, 2001

/s/ David L. Rosentzveig            Director
------------------------
David L. Rosentzveig                                              April 19, 2001

                           GUITRON INTERNATIONAL INC.

                                  EXHIBIT INDEX


EXHIBIT NO.                             ITEM
-----------                             ----

  2.1 Form of Agreement and Plan of Reorganization among The Guitron Corporation, a Canadian corporation, Guitron
         International Inc., and the shareholders of The Guitron
         Corporation

  2.2    Form of Shareholder's Power of Attorney*

  2.3    Form of Shareholders Letter of Transmittal and
         Custody Agreement*

  3.1 Certificate of Incorporation of Guitron International Inc. filed December 6, 1999*

  3.2 Certificate of Incorporation of The Guitron Corporation filed August 20, 1997*

  3.3    By-Laws of Guitron International Inc.*

  4.1    Specimen Common Stock Certificate**

  4.2    Form of Subscription Agreement

  5.1    Opinion and Consent of Counsel

 10.1 Executive Agreement dated December 6, 1999 between Guitron International Inc. and Richard Duffy*

 10.2 Marketing and Consulting Agreement dated September 29, 1999 between The Guitron Corporation and Marvin Chankowsky*

 10.3 Marketing Agreement dated September 1, 1999 between The Guitron Corporation and Jean Pilote*

 10.4 Consulting Agreement dated December 6, 1999 between Guitron International Inc. and Ashbyrne Consultants Inc.*

 10.5 Form of Escrow Agreement between the Company and Continental Stock Transfer & Trust Company*

 10.6 Loan Agreement dated as of July 30, 1999 between The Guitron Corporation and Productions Polyart International Inc.*

 10.7 Service Agreement dated January 31, 2000 between The Guitron Corporation and Innovative Products Resources Ltd.*

 21 Subsidiaries - We presently have no subsidiaries. Following the receipt of the minimum offering proceeds we will acquire The Guitron Corporation, making such corporation a wholly owned subsidiary of ours.

 23 Consent of Pinkham & Pinkham, P.C., independent certified public accountants

*  Previously filed
** To be filed by amendment